UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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East West Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 2:00 p.m. Pacific Time on May 24, 2016

TO THE STOCKHOLDERS OF EAST WEST BANCORP, INC.:

The Annual Meeting of Stockholders of East West Bancorp, Inc. a Delaware corporation, will be held on May 24, 2016, at 2:00 p.m. Pacific Time, at 135 N. Los Robles Ave., 6th Floor, Pasadena, California, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect ten directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified;

2.	To approve, on an advisory basis, our executive compensation;

3.	To approve the East West Bancorp, Inc. 2016 Stock Incentive Plan, as amended, restated and renamed from the 1998 Stock Incentive Plan;

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

The Board of Directors of East West Bancorp has fixed the close of business on March 28, 2016 as the record date for the Annual Meeting. Only holders of our common stock as of the record date are entitled to notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in the Proxy Statement.

Properly signed and returned proxy cards permit each proxy holder to vote on any other business that may properly come before the meeting and at any and all adjournments thereof, in his discretion. As of the date of mailing, the Board of Directors of the Company is not aware of any other matters that may come before the Meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE OR MAIL.

We appreciate your continued support of East West Bancorp, Inc.

By order of the Board of Directors

DOUGLAS P. KRAUSE
Corporate Secretary
Pasadena, California
April 13, 2016

PROXY STATEMENT SUMMARY

YOUR VOTE IS IMPORTANT

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For more complete information regarding the East West Bancorp, Inc’s. (the “Company”) 2015 financial performance, please review our Annual Report on Form 10-K for the year ended December 31, 2015.

This Proxy Statement and the enclosed Proxy are furnished in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at the annual meeting of stockholders to be held on May 24, 2016, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). This Proxy Statement and the enclosed Proxy and other enclosures are first being mailed to stockholders on or about April 15, 2016. Only stockholders of record on March 28, 2016 (“Record Date”) are entitled to vote in person or by proxy at the Annual Meeting. The mailing address of the Company’s principal executive office is 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101.

MATTERS TO BE CONSIDERED AND VOTE RECOMMENDATION

We are asking stockholders to vote on the following matters at the 2016 Annual Meeting of Stockholders:

Our Board’s Recommendation
Item 1. Election of Directors (page 14)

The Board believes that the ten (10) director nominees possess the necessary qualifications to provide effective oversight of the Company’s business and quality advice and counsel to our management.	FOR each Director Nominee
Item 2. Advisory Vote to Approve Executive Compensation (page 56)

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers for 2015 as described in the Compensation Discussion and Analysis section beginning on page 28. The Board values stockholders’ opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

FOR
Item 3. Approval of Stock Incentive Plan (page 58)

As discussed further under the Compensation Discussion and Analysis section beginning on page 28, the Board has adopted, and proposes that our stockholders approve, the East West Bancorp, Inc. 2016 Stock Incentive Plan, as amended, restated and renamed from the 1998 Stock Incentive Plan (the “Stock Incentive Plan”), as an important component of its executive compensation program. The Board and the Compensation Committee believe that the effective use of stock-based long-term incentive compensation is essential to maintain a balanced and competitive compensation program, has been integral to the Company’s success in the past and is vital to its ability to achieve strong performance in the future. In accordance with federal law, the Company’s Stock Incentive Plan must be re-approved by stockholders at least every five (5) years so that grants of performance-based compensation may be fully deductible for federal tax purposes.

FOR
Item 4. Ratification of Auditors (page 69)

The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2016 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the Independent Registered Public Accounting Firm.	FOR

FISCAL 2015 BUSINESS HIGHLIGHTS

The Company has achieved strong financial performance in 2015, building on prior years. The sustained success of the Company’s bridge model between East and West is reflected in the following key metrics:

•	Sixth Consecutive Year of Record Earnings: Our diluted earnings per share (“EPS”) for the full year of 2015 were $2.66, which was an increase of $0.25 or 10.4% from $2.41 in 2014. Our 10.4% increase in diluted EPS was higher than the median and average increase of 5.3% and 6.9%, respectively, achieved by our U.S. regional bank peers in 2015, as tracked by the Keefe Bruyette & Woods Regional Banking Index (“KBW Regional Bank Peers”).[1]

•	TSR Substantially Above Peer Group: Our one, three and five-year annualized Total Shareholder Return (“TSR”) of 9.5%, 27.2% and 18.4% were substantially above the KBW Regional Bank Peer averages of 5.9%, 16.8% and 11.3%, respectively.[2]

•	ROE Significantly Above Peer Group: Our return on equity (“ROE”) of 12.74% in 2015 was substantially above the KBW Regional Bank Peer median of 8.21% and average of 8.94%.

•	ROA Significantly Above Peer Group: Our return on assets (“ROA”) of 1.27% in 2015 was substantially above the KBW Regional Bank Peer median of 1.00% and average of 1.05%.

•	In the Top 4 of all FDIC-insured commercial banks in the country with assets over $20 billion in terms of ROE.[3]

•	In the Top 5 of all FDIC-insured commercial banks in the country with assets over $20 billion in terms of ROA.

•	In the Top 6 of all FDIC-insured commercial banks in the country with assets over $20 billion in terms of net interest margin.

•	Record Loans: Total loans receivable increased to a record $23.7 billion as of December 31, 2015 from $21.8 billion as of December 31, 2014.

•	Record Deposits: Total deposits grew to a record $27.5 billion as of December 31, 2015 from $24.0 billion as of December 31, 2014.

•	Improvement in Credit Quality: Nonperforming assets (“NPA”) to total assets improved six basis points to 0.40% as of December 31, 2015, compared to 0.46% as of December 31, 2014. Our NPA to total assets is better than the KBW Regional Bank Peer median of 0.58% and average of 0.61%.

1 2015 EPS, ROE, ROA and NPA financial data for KBW Regional Bank Peers was obtained from SNL Financial LC.

2 Source from Keefe, Bruyette & Woods as of December 31, 2015.

3 2015 ROE, ROA and net interest margin financial data for all FDIC-insured commercial banks was obtained from SNL Financial LC.

CORPORATE GOVERNANCE HIGHLIGHTS

Director Nominees and Continuing Directors

The following table provides summary information about each director nominee and continuing director as of March 31, 2016.

				Committee Memberships
Name	Age	Director Since	Primary Occupation	A	B	C	E	N	R

Molly Campbell *	55	2014	Director of the Port Commerce Department for the Port Authority of New York and New Jersey	✓ FE
Iris S. Chan *	70	2010	CEO of Ameriway		✓				✓ RE
Rudolph I. Estrada * (LD)	68	2005	CEO of Estradagy; Professor of Business, California State University	✓	✓ Chair	✓	✓	✓	✓ Chair
Paul H. Irving *	63	2010	Chairman of the Milken Institute Center for the Future of Aging		✓			✓
John M. Lee *	84	2006	Vice Chairman of the Board of East West Bancorp, Inc. and East West Bank					✓	✓
Herman Y. Li *	63	1998	Chairman of C&L Restaurant Group, Inc.		✓			✓ Chair
Jack C. Liu *	57	1998	Senior Attorney, Alliance International Law Offices			✓ Chair
Dominic Ng	57	1991	Chairman of the Board and CEO of East West Bancorp, Inc. and East West Bank				✓ Chair
Keith W. Renken *	81	2000	Managing Partner of Renken Enterprises	✓ Chair FE		✓
Lester M. Sussman *	61	2015	Senior Practice Director of Resources Global Professionals	✓ FE					✓ RE

A = Audit Committee; B = BSA/AML & OFAC Compliance Steering Committee; C = Compensation Committee; E = Executive Committee;

N = Nominating/Corporate Governance Committee; R = Risk Oversight Committee

LD = Lead Director; * = Independent Director; FE = Audit Committee Financial Expert; RE = Risk Oversight Committee Risk Expert

Director Dashboard

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability. Highlights of our corporate governance practices include:

•	9 of our 10 continuing Directors are independent, except for our CEO

•	Our Board has adopted and published guidelines for a Lead Director position to guide the Company’s oversight, which includes conducting regular sessions of independent directors

•	The Audit, BSA/AML & OFAC Compliance, Compensation, Nominating/Corporate Governance, and Risk Oversight Committees are restricted to independent directors

•	In 2015, all Directors attended 100% of all meetings of the Board and the Committees of which they were members, except for one Director who was unable to attend one special meeting and therefore attended 92% of all Board and Committee meetings

•	The annual election of Directors requires any Director nominee who does not receive a sufficient number of votes to offer to resign. The Board, after considering the recommendation of the Nominating/Corporate Governance Committee, will determine whether or not to accept the resignation.

•	We have a Code of Ethical Conduct for all Directors and Officers

•	We have meaningful stock ownership guidelines for our Directors and Senior Management

•	We have a strict policy of prohibiting pledging or hedging of Company shares

•	Annual “Say-on-Pay” vote

•	We do not have a stockholder rights plan or a “poison pill” provision that some companies adopt to make it difficult for an acquirer to obtain control without the approval of the company’s board

•	Stockholders may call special meetings and the threshold to call a special meeting is 10% of our shares

EXECUTIVE COMPENSATION HIGHLIGHTS

We measure executive performance by evaluating both the achievement of specific financial goals and the long-term performance of the Company. We align the pay and performance of our executives to the success of our business and the interests of our stockholders. We do this by providing short-term cash bonuses tied to our revenue performance and by granting long-term equity awards. The Company has a commitment to strong and sustainable governance and compensation practices. The Company continuously reviews its compensation practices to ensure that they are effective. Our compensation practices include the following features:

•	A substantial majority of executive compensation is at risk and subject to performance metrics

•	A majority of the CEO’s compensation is long-term incentive compensation that is at risk and subject to performance metrics

•	Our stock ownership guidelines for senior officers include the requirement that the majority of stock grants must be held until retirement

•	We do not provide “single trigger” change in control payments to our executive officers

•	No tax gross-ups for change in control benefits

•	The Company has the right to “claw back” any bonus payment or incentive award from the named executive officers in the event of a restatement of the Company’s financial statements

•	100% of the Directors on our Compensation Committee are independent

•	Compensation consultants are independent from management

•	Transparent, objective peer and market comparative financial performance metrics aligned with stockholder interests

•	Annual review and approval of our compensation strategy

VOTING INFORMATION AND QUESTIONS YOU MAY HAVE

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.

What matters am I voting on?

You will be voting on:

•	The election of ten (10) Directors to hold office until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified;
•	An advisory vote to approve the compensation of our named executive officers, as described in this Proxy Statement;
•	The approval of the East West Bancorp, Inc. 2016 Stock Incentive Plan, as amended, restated and renamed from the 1998 Stock Incentive Plan;
•	A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
•	Any other business that may properly come before the Annual Meeting.

How does the Board recommend I vote on these proposals?

The Board recommends a vote:

•	FOR the election of the nominees as Directors;
•	FOR approval, on an advisory basis, of our named executive officer compensation for 2015;
•	FOR approval of the East West Bancorp, Inc. 2016 Stock Incentive Plan, as amended, restated and renamed from the 1998 Stock Incentive Plan; and
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Who is entitled to vote?

Holders of our common stock as of the close of business on March 28, 2016 (the Record Date), may vote at the Annual Meeting. As of the Record Date, we had 144,063,622 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the Record Date. We do not have cumulative voting rights for the election of directors.

•	Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and this Proxy Statement was provided to you directly by us. As the stockholder of record, you have the right to delegate your voting directly to the individuals listed on the Proxy or to vote in person at the Annual Meeting.

•	Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, or a street name stockholder, and this Proxy Statement was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, because beneficial owners are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy giving you the right to vote your shares at the Annual Meeting

How do I vote?

If you are a stockholder of record, you may:

•	instruct the proxy holder or holders on how to vote your shares by using the internet voting site or the toll-free telephone number listed in this Proxy Statement, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 23, 2016 (have your Proxy in hand when you call or visit the website);

•	instruct the proxy holder or holders on how to vote your shares by completing and mailing your Proxy to the address indicated on your Proxy (if you received printed proxy materials), which must be received by the time of the Annual Meeting; or

•	vote by written ballot in person at the Annual Meeting.

If you are a street name stockholder, you will receive instructions from your broker, bank or other nominee. The instructions from your broker, bank or other nominee will indicate if the various methods by which you may vote, including whether internet or telephone voting is available.

•	Brokerage firms and other intermediaries holding shares in street name for their customers are generally required to vote those shares in the manner directed by their customers. A “Broker Non-Vote” occurs when the entity holding shares in street name has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the stockholders meeting or is not permitted to vote those shares on a non-routine matter

•	Absent timely direction from you, your broker, bank or other nominee will have discretion to vote your shares on “routine” matters only. The only “routine” matter to be decided at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 4)

•	Absent timely direction from you, your broker will not have discretion to vote on the other matters submitted for a vote at the Annual Meeting, which are the election of Directors, the advisory vote to approve executive compensation, and approval of the Stock Incentive Plan (Proposals 1, 2 and 3), as they are “non-routine” matters

Can I change or revoke my vote?

Yes. Subject to any rules that your broker, bank or other nominee may have, you can change your vote or revoke your proxy before the Annual Meeting.

If you are a registered stockholder, you may change your vote by:

•	entering a new vote via internet, smartphone or by telephone by 11:59 p.m. Eastern Time on May 23, 2016; or
•	returning a later-dated Proxy which must be received by the time of the Annual Meeting; or
•	completing a written ballot in person at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy by providing our Corporate Secretary with a written notice of revocation prior to your shares being voted at the Annual Meeting. The written notice of revocation may be hand delivered to the Company’s Corporate Secretary, or mailed to and received by East West Bancorp at 135 N. Los Robles Ave., 7th Floor, Pasadena, California 91101, Attention: Corporate Secretary.

If you are a street name stockholder, you may change your vote by:

•	submitting new voting instructions to your broker, bank or other nominee pursuant to instructions provided by your broker, bank or other nominee; or
•	completing a written ballot at the Annual Meeting; provided you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

If you are a street name stockholder, you must contact your broker, bank or other nominee that holds your shares to find out how to revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The persons named in the Proxy have been designated as proxy holders. When Proxies are properly dated, executed and returned, the shares represented by those Proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matter not described in the Proxy Statement is properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy.

How many votes are needed for approval of each matter?

•	Proposal 1—Election of Directors: The Company’s bylaws provide for majority voting in uncontested director elections and plurality voting in contested director elections. Because this election is uncontested, each director nominee must be elected by a vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “For” a nominee’s election exceeds the number of votes cast to “Withhold” approval for that nominee. You may vote “For” or “Withhold” with respect to each director nominee. Broker Non-Votes will have no effect on the outcome of the election on this Proposal.

•	Proposal 2—Advisory Vote to Approve Executive Compensation: The advisory vote to approve the compensation of our named executive officers for 2015 must receive the affirmative vote of at least a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes cast and thus will have the same effect as votes “Against” this proposal. Broker Non-Votes will have no effect on the outcome of the election on this Proposal. Because this vote is advisory only, it will not be binding on us or on our Board.

•	Proposal 3—Approval of the East West Bancorp, Inc. 2016 Stock Incentive Plan, as amended, restated and renamed from the 1998 Stock Incentive Plan (the “Stock Incentive Plan”): The approval of the Stock Incentive Plan must receive the affirmative vote of at least a majority of the shares present in person or by proxy at the meeting and entitled to vote. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes cast and thus will have the same effect as a vote “Against” the proposal. Broker Non-Votes will have no effect on the outcome of this Proposal.

•	Proposal 4–Ratification of Auditor: The ratification of the appointment of KPMG LLP must receive the affirmative vote of at least a majority of the shares present in person or by proxy at the meeting and entitled to vote. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes cast and thus will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this Proposal.

Are there any other matters presented for action at the Annual Meeting?

The enclosed Proxy confers discretionary authority with respect to matters incident to the Annual Meeting and any other proposals of which management did not have notice at least 45 days prior to the date on which the Company mailed its proxy material for last year’s annual meeting of stockholders. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the Proxies solicited hereby will be voted by the Proxy holders in accordance with the recommendations of the Board of Directors.

What happens if a director nominee does not receive a majority vote?

In an uncontested election, any Director nominee who receives a greater number of “Withhold” votes than votes “For” the nominee’s election shall immediately tender to the Board his or her offer to resign from the Board. The Board, after taking into consideration the recommendation of the Nominating/Corporate Governance Committee, will determine whether or not to accept the resignation of any nominee for director who receives a greater number of “Withhold” votes than votes “For” the nominee’s election. In the event of a contested election, the director nominees who receive the largest number of votes cast “For” their election will be elected as directors.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting.

Abstentions and Broker Non-Votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

How are proxies solicited for the Annual Meeting? Who pays for the solicitation?

The Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. Although there is no formal agreement to do so, we may reimburse brokers, banks and other nominees for their reasonable expense in forwarding these proxy materials to their principals. Proxies will be solicited principally through the mail, but our directors, officers and employees may solicit proxies personally, by telephone or via the Internet.

Is my vote confidential?

Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Important Notice Regarding Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to be Held on May 24, 2016

Pursuant to the Securities and Exchange Commission (“SEC”) rules related to the availability of proxy materials, the

Company has made its Proxy Statement and Annual Report on Form 10-K available on the Company’s corporate website at www.eastwestbank.com/annual.

I share an address with another stockholder, and we received multiple copies of the proxy materials. How can we obtain a single copy of the proxy materials?

Stockholders who share an address and receive multiple copies of our proxy materials can request to receive a single copy in the future. To receive a single copy of the proxy materials, stockholders may contact us at:

East West Bancorp, Inc.

Attention: Investor Relations

135 N. Los Robles Avenue, 7th Floor

Pasadena, California 91101

(626) 768-6000

Stockholders who hold shares in street name may contact their broker, bank, or other nominee to request information about “householding” (providing one copy of this Proxy Statement for all stockholders residing at one address).

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to include them in the Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as final results become available.

PROPOSAL 1
ELECTION OF DIRECTORS

Proposal Snapshot

•	What am I voting on?

Stockholders are being asked to elect ten (10) director nominees for a one-year term. This section includes information about the Board and each Director nominee.

•	Voting recommendation:

FOR the election of each director nominee. The combination of the various qualifications, skills and experiences of the 2016 director nominees would contribute to an effective and well-functioning Board. The director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

Our business is managed under the direction of our Board, which is currently composed of ten (10) members. The Board is nominating ten (10) members to serve a one-year term. Julia Gouw, President and Chief Operating Officer of the Company, retired from the Company and Board effective March 31, 2016.

We seek directors with strong reputation and experience in areas relevant to the strategy and operations of our businesses, particularly industries and growth segments that we serve, as well as key geographic markets where we operate. Each of the nominees for director holds or has held senior executive positions in financial services and/or large, complex organizations, and has operating experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, corporate governance, risk management, and leadership development, as further described below.

We also believe that each of the nominees has other key attributes that are important to an effective Board, including: integrity and high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board and its Committees.

The proposed nominees collectively bring a wide range of experience to the Board with a focus on our core business of being a financial bridge between the U.S. and Greater China. In addition, the proposed nominees reflect our heritage and continuing role as one of the most diverse financial institutions in the country and the largest FDIC-insured minority depository institution. Our Board is representative of the rich ethnic diversity and multiculturalism that exists in the United States and in California, where we are headquartered. Of the ten persons being nominated as directors, 70% or seven of the nominees are ethnic/racial minorities. The minority director nominees include five Asian-Americans (two are immigrants from Hong Kong, two from Taiwan, and one from the Philippines), one African-American and one Hispanic-American. Furthermore, we are committed to gender diversity on the board and in management roles. In addition, 20% or two of the nominees are women. We believe the nominees represent one of the most diverse boards of publicly traded financial institutions in the United States.

The following table presents certain information with respect to the Board’s nominees for director. All directors of the Company are also directors of East West Bank (the “Bank”), the Company’s principal subsidiary. All of the nominees have indicated their willingness to serve.

Director Nominees	Age	Year First Appointed	Committee Memberships	Current Term Expires
Molly Campbell *	55	2014	A (FE)	2016
Iris S. Chan *	70	2010	B, R (RE)	2016
Rudolph I. Estrada (LD)*	68	2005	A, B (Chair), C, R (Chair), N, E	2016
Paul H. Irving *	63	2010	B, N	2016
John M. Lee *	84	2006	R, N	2016
Herman Y. Li *	63	1998	B, N (Chair)	2016
Jack Liu *	57	1998	C (Chair)	2016
Dominic Ng	57	1991	E (Chair)	2016
Keith W. Renken *	81	2000	A (Chair & FE); C	2016
Lester M. Sussman *	61	2015	A (FE), R (RE)	2016

A = Audit Committee; B = BSA/AML & OFAC Compliance Steering Committee; C = Compensation Committee; E = Executive Committee;

N = Nominating/Corporate Governance Committee; R = Risk Oversight Committee

LD = Lead Director; * = Independent Director; FE = Audit Committee Financial Expert; RE = Risk Oversight Committee Risk Expert

None of the Director nominees were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company. As of the date of this Proxy Statement, there were no directorships held by any director with a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, other than Mr. Ng, who is a director of Mattel, Inc. and Mr. Renken who is a director of Willdan Group, Inc. and a former director of Limoneira Company.

We have no reason to believe that any of the Director nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

BOARD OF DIRECTORS AND NOMINEES

Each of the Director nominees currently serves on the Board and was elected by the stockholders at the 2016 Annual Meeting of Stockholders. If elected, each nominee will hold office until the 2017 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

The principal occupation during the past five years of each Director nominee is set forth below. Included in each Director nominee’s biography below is an assessment of the specific qualifications, attributes, skills and experience of the nominee based on the qualifications described above. All Director nominees have held their present positions for at least five years, unless otherwise stated.

Our Director nominees bring a balance of relevant skills to our boardroom

•	High Level of Financial Experience
•	Relevant Senior Leadership/Chief Executive Officer Experience
•	Broad International Exposure/Emerging Market Experience
•	Diversity
•	Extensive Knowledge of the Company’s business and/or industry
•	Marketing Experience
•	Innovation/Technology Experience
•	Governmental or Geopolitical Expertise
•	Risk Oversight/Management Expertise

Independent Director of Commerce Department of the Port Authority of New York and New Jersey Director Since 2014 Board Committees: • Audit

Molly Campbell is currently employed with the Port Authority of New York and New Jersey as the Director of the Port Commerce Department and is responsible for the operations and oversight of the largest seaport on the East Coast and the third largest seaport in the country. Prior to that, beginning in 2015, she was employed with the City of Los Angeles as the Director of Financial Management Systems at the Los Angeles World Airports, with responsibilities for financial and fiscal management. From 2007 through 2015, she was Deputy Executive Director of the Port of Los Angeles, which she joined in 2000. She also served as Director of Public Finance for the City of Los Angeles. Ms. Campbell is active in national and international logistics associations. The Company believes Ms. Campbell’s expertise and knowledge of global logistics, international trade and financial management well qualifies her to serve on our Board.

Independent CEO of Ameriway Director Since 2010 Board Committees: • BSA/AML & OFAC Compliance • Risk Oversight

Iris S. Chan is currently the CEO of Ameriway, which she founded in 1989. Ameriway focuses on early-stage investments and cross-border trades between North America and Asia. She was the former Executive Vice President and Group Head of Wells Fargo’s National Commercial Banking Group; and a member of the Wells Fargo Management Committee. Earlier in her career, Ms. Chan held various management and international banking positions with Bank of America and Citicorp.

Ms. Chan is involved in many community and professional organizations. Currently, she is on the board of governors of the San Francisco Symphony. Ms. Chan has received various awards and recognition for her work. In 2007 and 2008, she was named one of the “25 Most Powerful Women in Banking” by American Banker magazine. The Company believes that Ms. Chan’s high-level executive and oversight experience in the financial services industry including in the financial oversight and internal controls area well qualifies her to serve on our Board. She also brings to the Board a deep understanding of commercial lending and credit risk oversight in a banking environment, in addition to her perspectives on U.S.–Asia cross-border trade and investment.

Independent

CEO of Estradagy Business Advisors

Director Since 2005

Board Committees:

•    Audit

•    BSA/AML & OFAC Compliance (Chair)

•    Compensation

•    Executive

•   Nominating/Corporate Governance

•    Risk Oversight (Chair)

Rudolph I. Estrada is the Lead Director of the Board of East West Bancorp, Inc. and East West Bank. Mr. Estrada is the Chief Executive Officer of Estradagy Business Advisors, a business and banking advisory group that serves small and medium-sized businesses. He has also served as a university professor of business in the California State University system for over 35 years. He formerly served as the Los Angeles District Director for the U.S. Small Business Administration (“SBA”), the largest SBA district in the United States, and was the former Presidential appointee serving as Commissioner on the White House Commission on Small Business. He currently serves on the boards of several corporate and nonprofit organizations and is a Leadership Fellow with the National Association of Corporate Directors.

The Company believes that Mr. Estrada’s extensive management and executive experience in both the public and private sectors well qualifies him to serve on the Board. He brings to the Board a valuable small business lending and public service perspective, a focus on the prudent management and operations of businesses in a heavily regulated environment, and a comprehensive knowledge of corporate governance.

Independent Chairman, Milken Institute for the Future of Aging, Distinguished Scholar in Residence, University of Southern California Davis School of Gerontology Director Since 2010	Paul H. Irving is chairman of the Milken Institute for the Future of Aging and distinguished scholar in residence at the University of Southern California Davis School of Gerontology. Mr. Irving previously served as the Milken Institute’s president, as an advanced leadership fellow at Harvard University, and as chairman, CEO and head of the financial services group of Manatt, Phelps & Phillips, LLP, a law and consulting firm. Mr. Irving is a director of the American Society on Aging and Encore.org, where he serves as vice chair. He is a member of the Board of Councilors of the USC Davis School of Gerontology, the Advisory Board of the Stanford University Distinguished Careers Institute, the Advisory Council of the Global Coalition on Aging, Partners for Livable Communities’ National Advisory Board on Aging, and the Bipartisan Policy Center Health and Housing Advisory Council.

Board Committees: • BSA/AML & OFAC Compliance • Nominating/Corporate Governance

The Company believes that Mr. Irving’s extensive legal, management, and policy experience well qualifies him to serve on the Board. He brings to the Board valuable perspective and insight on corporate governance, regulatory, policy and legal matters with his long experience as an advisor to the financial services industry and leadership roles in professional services and in the nonprofit sector, where he currently focuses on system-level economic, social and health challenges.

Independent Vice Chairman of the Board, East West Bancorp and East West Bank Director Since 2006 Board Committees: • Nominating/Corporate Governance • Risk Oversight

John M. Lee is Vice Chairman of the Board of East West Bancorp, Inc. and East West Bank. Mr. Lee co-founded Standard Bank in 1980, a $923 million asset federal savings bank acquired by East West in 2006. Mr. Lee served as Chairman, President and CEO of Standard Bank until the acquisition.

Mr. Lee is active in a variety of philanthropic activities and is an avid supporter of education in Chinese art and culture. He is a member of the Board of Governors of the Bowers Museum of Cultural Art. The Company believes that Mr. Lee’s comprehensive knowledge of banking operations and high-level management experience well qualifies him to serve on our Board. He brings to the Board his perspective of the Asian-American community and banking market as well as bank management and operations.

Independent Chairman of the C&L Restaurant Group, Inc. Director Since 1998 Board Committees: • BSA/AML & OFAC Compliance • Nominating/Corporate Governance (Chair)

Herman Y. Li is Chairman of the C&L Restaurant Group, Inc., a franchisee of Burger King, Denny’s and Corner Bakery restaurants in multiple states. He was a past member of the Burger King Corporation Inclusion Advisory Council, and a retired board member of Restaurant Services, Inc., a Burger King system independent purchasing and distribution service co-op.

Mr. Li is currently the Acting Chair and Chief Financial Officer of the Committee of 100, a nonprofit nonpartisan membership organization that brings a Chinese American perspective to issues concerning Asian Americans and U.S.–China relations. The Company believes that Mr. Li’s extensive and varied business career well qualifies him to serve on our Board. He brings to the Board both an entrepreneurial and a consumer marketing/brand management perspective.

Independent Senior Attorney, Alliance International Law Offices Director Since 1998 Board Committees: • Compensation (Chair)

Jack C. Liu is a senior attorney with Alliance International Law Offices. Prior to that, Mr. Liu was Senior Advisor for Morgan Stanley International Real Estate Fund (“MSREF”) and was President of MSREF’s affiliate New Recovery Asset Management Corp. Mr. Liu advises on business and legal aspects of international corporate, real estate, and banking matters. He currently serves on several boards of publicly listed companies in Asia.

Mr. Liu is admitted to practice law in the jurisdictions of California, Washington, D.C. and Taiwan as a foreign attorney. The Company believes that Mr. Liu’s extensive executive management experience internationally and domestically well qualifies him to serve on the Board. He brings to the Board his experience and insight on doing business in Asia, as well as his board-level perspective and leadership on risk management and oversight of heavily regulated companies.

Chairman of the Board and CEO of East West Bancorp, Inc. and East West Bank Director Since 1991 Board Committees: • Executive (Chair)

Dominic Ng is Chairman of the Board and CEO of East West Bancorp, Inc. and East West Bank. Mr. Ng transformed East West from a small savings and loan association with $600 million in assets and a market capitalization of $40 million in 1991, into the full-service international and commercial bank it is today - with $32.4 billion in assets and a market capitalization of $5.98 billion as of December 31, 2015. Prior to taking the helm of East West Bank, he was president of Seyen Investment, and also spent ten years as a CPA with Deloitte & Touche, LLP in Houston and Los Angeles.

Mr. Ng serves as an independent director on the board of Mattel, Inc. He is also a member of the University of Southern California Board of Trustees. As former Chairman of the Committee of 100, Mr. Ng promoted mutual understanding between the U.S. and China, advocating a collaborative partnership between the two countries. He also served on the board of directors of the Federal Reserve Bank of San Francisco, Los Angeles Branch.

Mr. Ng is also known for his business and community leadership. In 2016, Mr. Ng received The United Way Alexis de Tocqueville Award presented by United Way Worldwide that recognizes his exceptional and sustained engagement and philanthropic leadership. The Sino-US Times named Mr. Ng as one of the top 20 U.S. and China Economic Trade leaders in 2013. Mr. Ng was also named by Forbes as one of the 25 most notable Chinese Americans and by the Los Angeles Times as one of the 100 most influential people in Los Angeles. He was named by the Los Angeles Business Journal as the Business Person of the Year and received the Chinese CEO of the Year Award from the Chinese CEO Organization. The Company believes that Mr. Ng’s extensive management experience and financial expertise well qualifies him to serve on the Board. He brings to the Board a comprehensive knowledge of East West’s business and operations, the financial services industry in the United States and in Greater China, and U.S.–China cross-border trade and investments.

Independent Managing Partner of Renken Enterprises Director Since 2000 Board Committees: • Audit (Chair) • Compensation

Keith W. Renken is a former Senior Managing Partner of Deloitte & Touche, LLP, Southwest Region, from which he retired in 1992. Subsequent to his retirement, he was a professor in the University of Southern California Leventhal School of Accounting graduate program for over a decade. He is currently the Managing Partner of Renken Enterprises, which provides management consulting to real estate operations and emerging growth companies.

Mr. Renken currently serves on the board of Willdan Group, Inc. He previously served on the boards of Limoneira Company, Coast Federal Bank, Pacific Gulf Properties, U.S. Rentals, Nissan Motors (advisory board), and AON Risk Services (advisory board). He is, or has served, on the boards of various nonprofit entities, including the California Science Center Foundation, the Children’s Bureau of Los Angeles, AS&F Foundation and Unihealth Foundation. The Company believes that Mr. Renken’s extensive management experience and financial expertise well qualifies him to serve on the Board. He brings to the Board his perspective and extensive experience with respect to the management, financial oversight and auditing of public companies.

Independent Senior Practice Director of Resources Global Professionals Director Since 2015 Board Committees: • Audit • Risk Oversight

Lester M. Sussman has been the Senior Practice Director of Resources Global Professionals (“RGP”) since 2005, providing corporate governance, risk management and compliance services to clients globally. He also leads RGP’s financial services industry group for the western region of the United States. Mr. Sussman is a retired audit partner of Deloitte & Touche, LLP, where he held leadership positions, including Partner in Charge of the Financial Services Group for the Pacific Southwest, and Partner in Charge of Capital Markets for the West Region. Mr. Sussman is a certified public accountant.

Mr. Sussman is a current member of the Executive Committee of the Braille Institute and sits on the Board of Governors of the Florida State University School of Business. Mr. Sussman brings over 30 years of financial services experience to East West. The Company believes that his deep expertise in accounting and auditing, as well as corporate governance, will be a complement to our Board as the Company executes on its business model.

CORPORATE GOVERNANCE

We have adopted formal Corporate Governance Guidelines reflecting our commitment to sound corporate governance. These principles are essential to running the Company’s business efficiently and to maintaining our integrity in the marketplace. In addition, we have also adopted a Code of Conduct. The Corporate Governance Guidelines, our Code of Conduct, and information about other governance matters of interest to investors, are available through our website at www.eastwestbank.com by clicking on Investor Relations — Corporate Information — Governance Documents.

DIRECTOR INDEPENDENCE, FINANCIAL EXPERTS AND RISK MANAGEMENT EXPERIENCE

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”). Under NASDAQ rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent. Under these rules, a director is independent only if the board of directors of a company makes an affirmative determination that the director has no material relationship with the company that would impair his or her independence.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Compensation committee members must also satisfy the independence criteria set forth under the rules of NASDAQ. In order for a member of a listed company’s compensation committee to be considered independent for purposes of the rules of NASDAQ, the listed company’s board of directors must consider all factors specifically relevant to determine whether a director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the company to the director; and (2) whether the director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our Board has undertaken a review of the independence of each director in accordance with the Exchange Act and NASDAQ rules. Based on this review, our Board has determined that Mses. Campbell and Chan and Messrs. Estrada, Irving, Lee, Li, Liu, Renken and Sussman, representing nine of our ten directors, are independent as that term is defined under the rules of NASDAQ. Accordingly, all members of the Company’s Audit, BSA/AML/OFAC Compliance, Compensation, Risk Oversight and Nominating / Corporate Governance Committees, satisfy the independence requirements of NASDAQ. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock of each non-employee director, as well as relationships that our directors may have with customers and vendors.

The Board also reviewed whether any members of the Audit Committee meet the criteria to be considered a financial expert as defined by the SEC. Based on its review, the Board determined that Ms. Campbell and Messrs. Renken and Sussman of the Audit Committee qualify as financial experts by reason of their prior and current job experience.

Lastly, the Board has reviewed and determined that all members of the Risk Oversight Committee meet the independence requirement of the Federal Reserve’s Enhanced Prudential Standards (“EPS”) and the Office of the Comptroller of the Currency’s risk oversight standards, and have a general understanding of risk management principles and practices relevant to the Company’s business. In addition, two members of the Risk Oversight Committee, Ms. Chan and Mr. Sussman, have particular experience identifying, assessing, and managing risk exposures of large, complex financial firms. Specifically, Ms. Chan has held high-level executive and management positions with Wells Fargo, Bank of America and Citicorp for over 20 years. She is experienced with financial oversight and internal controls for large financial institutions, and has a deep understanding of commercial lending and credit risk oversight in a banking environment, in addition to insight into U.S.–Asia cross-border trade and investment. Mr. Sussman was an audit partner with Deloitte, where he held leadership positions including Partner in Charge of the Financial Services Group for the Pacific Southwest and Partner in Charge of Capital Markets for the West Region. Moreover, his work at RGP involves providing corporate governance, risk management and compliance services to clients globally. Accordingly, Ms. Chan’s and Mr. Sussman’s experience in risk management are commensurate with the Company’s structure, risk profile, complexity, activities and size and we believe qualify as risk experts under the EPS.

BOARD LEADERSHIP STRUCTURE

The Board considers carefully the issue of Board leadership. The Board believes it is in the best interest of the Company to make a determination regarding the separate roles of CEO and Board Chairman on a regular basis based on the position and direction of the Company and the membership composition of the Board. Accordingly, the Company does not have a policy requiring mandatory separation of the roles of CEO and the Chairman of the Board.

The Board has determined that having the Company’s CEO also serve as Chairman is in the best interest of the Company’s stockholders at this time. This structure makes the best use of the CEO’s extensive knowledge of the Company and its industry, while fostering greater communication between management and the Board. In addition, the designation of the CEO with the additional title as Chairman is important when dealing with overseas customers and dignitaries who may have the perception that they are not dealing with the senior decision maker of the Company, unless they are dealing with the Chairman himself. The Company has extensive experience and dealings with persons from countries where this perception exists.

The Board’s decision also takes into account that under the Company’s governance structure, the powers and duties of a Chairman and a Lead Director differ only in that the Chairman presides over the normal business portion of the meetings of the Board. Since the Lead Director may call for an executive session of independent directors at any time, and has joint control over the agenda and the information provided to directors for Board meetings, the Board believes that it is able to have an open exchange of views, or address any issues independent of the Chairman. In addition, much of the work of the Board is conducted through its committees, and the Chairman is not a member of any committee, other than the Executive Committee. The determination not to separate the roles of Chairman and CEO at this time also recognizes the strong independence of the Board.

The Company’s governance structure includes a strong role for the Lead Director. The Board first elected Mr. Estrada to be the Lead Director in July 2013. Among other things, the Lead Director is required to:

•	lead executive sessions of the Board’s independent or non-management directors, and preside at any session of the Board where the Chairman is not present;
•	act as a regular communication channel between the independent directors and the CEO;
•	set the Board’s agenda jointly with the CEO;
•	approve Board meeting schedules to ensure sufficient time to discuss all agenda items;
•	oversee the scope, quantity and timing of the flow of information from management to the Board;
•	represent the independent directors in discussions with major stockholders regarding their concerns and expectations;
•	call special Board meetings or special meetings of the independent directors, as needed;
•	approve the retention of consultants who report directly to the Board;
•	advise the independent Board committee chairs in fulfilling their designated roles and responsibilities to the Board; and
•	review stockholder communications addressed to the full Board or to the Lead Director.

More information about the Lead Director position can be found through the Company’s website at www.eastwestbank.com by clicking on Investor Relations — Corporate Information — Governance Documents — Corporate Governance Guidelines.

BOARD MEETINGS AND COMMITTEES

The business of the Board is conducted through its meetings, as well as through meetings of its committees. During the fiscal year ended December 31, 2015, the Board held seven meetings. All Directors attended all Board meetings with the exception of one Director who was unable to attend one meeting. In addition, all Directors attended 100% of the meetings for the committees on which they served as members. The policy of the Company is to encourage all director nominees to attend the annual meeting of stockholders. All Directors were in attendance at the 2015 annual meeting of stockholders.

Our Board has six standing committees: an Audit Committee, a Bank Secrecy Act (“BSA”)/Anti-Money Laundering (“AML”) and Office of Foreign Assets Control (“OFAC”) Compliance Risk Management Steering Committee (“BSA/AML & OFAC Compliance Committee”), a Compensation Committee, an Executive Committee, a Nominating/Corporate Governance Committee, and a Risk Oversight Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The standing committees report on their deliberations and actions at each full Board meeting. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work.

Each of the standing committee operates under a written charter. These charters can be found on the Company’s website at www.eastwestbank.com by clicking on Investor Relations — Corporate Information — Corporate Documents. Set forth below is a description of the committees of the Board.

Audit Committee

The current members of our Audit Committee are Ms. Campbell and Messrs. Estrada, Renken and Sussman. Our Board has determined that each of the members of our Audit Committee satisfies the requirements for independence and financial literacy under the rules and regulations of NASDAQ and the SEC. Our Board has also determined that three of the members are financial experts as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. Mr. Renken serves as chair of our Audit Committee. The Audit Committee held six meetings during the fiscal year ended December 31, 2015.

Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements, and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	appointing, compensating and overseeing the work of our independent registered public accounting firm;
•	approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•	reviewing the qualifications and independence of the independent registered public accounting firm;
•	reviewing the scope and results of the internal audits; reviewing the Company’s financial statements and related disclosures;
•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit;
•	resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting;
•	reviewing our critical accounting policies and practices;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting;
•	establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns; and
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement

The Bank also has an Audit Committee, which consists of the same directors as the Company’s Audit Committee. The Bank’s Audit Committee generally meets jointly with the Company’s Audit Committee.

BSA/AML & OFAC Compliance Committee

In December 2015, the Board created the Bank Secrecy Act (“BSA”)/Anti-Money Laundering (“AML”) and Office of Foreign Assets Control (“OFAC”) Compliance Risk Management Steering Committee (hereinafter “BSA/AML & OFAC Compliance Committee”) to provide governance for the enterprise-wide BSA/AML & OFAC program framework and focused oversight of the Company’s rapidly evolving program enhancements. Active oversight of BSA/AML and OFAC compliance risk was deemed necessary by the Board and senior management as effective compliance risk management is integral to the safety and soundness of the Bank. The current members of the BSA/AML/OFAC Compliance Committee are Ms. Chan and Messrs. Li, Irving and Estrada. Mr. Estrada serves as chair. The Board has determined that each of the members of the BSA/AML & OFAC Compliance Committee is independent under the rules and regulations of NASDAQ. The BSA/AML & OFAC Compliance Committee held its first meeting in December 2015, and meets monthly.

The BSA/AML & OFAC Compliance Committee is responsible for, among other things:

•	reviewing and monitoring compliance with the State of California Department of Business Oversight Memorandum of Understanding and the Federal Reserve Bank of San Francisco Written Agreement entered into by the Bank;
•	reviewing and revising BSA/AML/OFAC policies and procedures;
•	monitoring BSA/AML/OFAC compliance risks across the Bank; and
•	reviewing assessments of the Program enhancements from Internal Audit, regulators and independent third parties including consultants.

Compensation Committee

The current members of our Compensation Committee are Messrs. Estrada, Renken and Liu. Our Board has determined that each of the members of our Compensation Committee is independent within the meaning of the independent director requirements of NASDAQ. Our Board has also determined that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, any applicable requirements of NASDAQ and SEC rules and regulations, as well as Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended. Mr. Liu serves as chair of our Compensation Committee. The Compensation Committee held five meetings during the fiscal year ended December 31, 2015.

The Compensation Committee establishes and administers the executive compensation policies and plans of the Company. Our Compensation Committee is responsible for, among other things:

•	annually reviewing and approving the primary components of compensation for our CEO and other executive officers;
•	establishing, with the input from the full Board, performance goals for the CEO, and evaluating his performance in light of those goals
•	evaluating the performance of our CEO and other executive officers in light of established goals and objectives;
•	periodically evaluating the competitiveness of the compensation of our CEO and other executive officers and our overall compensation plans;
•	reviewing and discussing with management the risks arising from our compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on us;
•	evaluating and making recommendations regarding director compensation;
•	administering our equity compensation plans for our employees and directors; and
•	producing the compensation committee report required by SEC rules to be included in our annual proxy statement.

The Bank also has a Compensation Committee, which consists of the same directors as the Company’s Compensation Committee. The Bank’s Compensation Committee generally meets jointly with the Company’s Compensation Committee. For a more comprehensive discussion on the responsibilities of the Compensation Committee, see “Compensation Discussion and Analysis – Compensation Philosophy and Objectives” in this Proxy Statement.

Role of Compensation Consultant

The Compensation Committee has the authority to retain the services and obtain the advice of external advisors, including compensation consultants, legal counsel or other advisors to assist in the evaluation of executive officer compensation. In evaluating firms to potentially provide services to the Compensation Committee, the Committee considers whether the firm provides any other services to the Company. In addition, while members of management may assist the Compensation Committee in the search for advisors, the Compensation Committee makes the decision to hire a consultant and provide direction as to its scope of work in its sole discretion. The Committee has appointed Willis Towers Watson (“Willis Towers Watson”) as its independent compensation consultant. The Compensation Committee uses its compensation consultant to:

•	Assist and advise the Compensation Committee during its meetings;
•	Provide information based on third-party data and analysis of compensation programs at comparable financial institutions for the design and implementation of our executive and non-employee compensation programs;
•	Compile and analyze compensation data for financial services companies;
•	Assist the Compensation Committee in forming a peer group; and
•	Provide independent information as to the reasonableness and appropriateness of the compensation levels and compensation programs of the Company relative to comparable financial services companies.

The Compensation Committee has evaluated the individual relationships of Willis Towers Watson with both the Company and the Compensation Committee, including the provision of other services to the Company (there is none), fees paid by the Company as a percentage of the consultant’s total annual revenue (less than 1%), policies and procedures of the consultant to mitigate conflicts of interest, business or personal relationships of the consultant with any member of the Compensation Committee, any Company stock held by the consultant, and any business or personal relationships of the consultant with any executive officer of the Company. Based on these evaluations, the Compensation Committee concluded that Willis Towers Watson meets the criteria of an independent advisor.

Executive Committee

The Executive Committee currently consists of Messrs. Estrada and Ng. The Executive Committee is appointed by the Board to provide an efficient means of considering such matters and taking such actions, if any, as may require the attention of the Board in the interim between Board meetings. The Executive Committee is authorized to exercise certain powers of the Board during intervals between Board meetings. The Bank also has an Executive Committee, which consists of the same directors as the Company’s Executive Committee. The Executive Committee did not meet in 2015.

Nominating/Corporate Governance Committee

The current members of our Nominating/Corporate Governance Committee are Messrs. Estrada, Irving, Lee and Li. Our Board has determined that each of the members of our Nominating/Corporate Governance Committee is independent within the meaning of the independent director requirements of NASDAQ. Mr. Li serves as chair. The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended December 31, 2015.

The Nominating/Corporate Governance Committee nominates persons for election as directors and reviews corporate governance matters. Among other things, the Nominating/Corporate Governance Committee members are responsible for:

•	recommending to the Board a slate of nominees for election to the Board in accordance with the Company’s corporate governance principles;
•	recommending to the Board individuals to fill any vacancies on the Board occurring between annual meetings of stockholders;
•	recommending to the Board the directors who will serve on each committee of the Board;
•	developing and recommending to the Board a set of corporate governance principles;
•	periodically reassessing the Company’s corporate governance principles; and
•	conducting an annual assessment of the Board’s structure and performance to determine whether it, its committees and its members are functioning effectively.

The Bank also has a Nominating/Corporate Governance Committee, which consists of the same directors as the Company’s Nominating/Corporate Governance Committee. The Bank’s Nominating/Corporate Governance Committee generally meets jointly with the Company’s Nominating/Corporate Governance Committee.

Risk Oversight Committee

The current members of the Risk Oversight Committee are Ms. Chan and Messrs. Lee, Estrada and Sussman. Mr. Estrada serves as chair. The Risk Oversight Committee held six meetings during the fiscal year ended December 31, 2015. Our Board has determined that each of the members of the Risk Oversight Committee is independent as defined by the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder and NASDAQ rules. In addition, all the members of the Risk Oversight Committee meet the independence requirement of the Enhanced Prudential Standards (“EPS”) and the Office of the Comptroller of the Currency’s risk oversight standards as they are not and have not been officers or employees of the Company within the previous three years and are not related to any officers or employees of the Company.

The Risk Oversight Committee has been appointed by the Board to provide focused oversight of the Company’s identified enterprise risk categories, which include: credit, interest rate, liquidity, operational, information technology, human capital, compliance, legal, strategic, reputation, and international. The Board believes an effective enterprise risk management system is necessary to ensure the successful, safe and sound management of the Bank. Among other things, our Risk Oversight Committee is required to:

•	monitor the Company’s risk exposure in the identified enterprise risk categories;
•	timely identify the material risks that the Company faces;
•	communicate necessary information on material risks to senior management and, as appropriate, to the Board or relevant Board committee;
•	implement responsive risk management strategies appropriate to the Company’s risk profile; and
•	integrate risk management into the Company’s decision-making.

In addition, the Company’s Chief Risk Officer works directly with the Risk Oversight Committee and the CEO. The Bank also has a Risk Oversight Committee, which consists of the same directors as the Company’s Risk Oversight Committee. The Bank’s Risk Oversight Committee generally meets jointly with the Company’s Risk Oversight Committee.

CONSIDERATION OF DIRECTOR NOMINEES

Stockholder Nominees

The policy of the Nominating / Corporate Governance Committee is to consider properly submitted stockholder nominations for Board candidacy as described above in “Identifying and Evaluating Nominees for Directors.” In evaluating these nominations, the Nominating / Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to meet the membership criteria set forth under “Director Qualifications” discussed below. Any stockholder nominations proposed for consideration by the Nominating / Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

East West Bancorp, Inc.

135 N. Los Robles Avenue, 7th Floor

Pasadena, California 91101

In addition, nominations for director may be made by any stockholder entitled to vote for the election of directors if proper notice is given in accordance with the Bylaws. Notice of a stockholder’s intention to make any nominations must be made in writing and must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than thirty (30) calendar days or more than sixty (60) calendar days prior to the meeting at which directors are to be elected. However, in the event that less than forty (40) calendar days’ notice of the meeting is given to stockholders, notice by the stockholder, to be timely, must be delivered not later than the close of business on the tenth (10th) day following the mailing date of the meeting notice to stockholders. The notification shall contain the following information:

•	all information about each proposed nominee that would be required in a proxy solicitation under the federal proxy rules;
•	a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder; and
•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the notice.

We may disregard nominations not made in accordance with the requirements in the Bylaws.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership criteria that apply to the Nominating/Corporate Governance Committee’s nominees for a position on the Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, finance, accounting, law or public interest, as well as a high level of financial experience, extensive knowledge of the Company’s business and/or industry, risk oversight/management expertise and broad international exposure/Greater China experience. The Nominating/Corporate Governance Committee strives to nominate director candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses. In addition, the Nominating/Corporate Governance Committee seeks to nominate directors with a diversity of origin, background, experience, and thought. All directors should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

Identifying and Evaluating Nominees for Directors

The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Committee, and may be considered at any point during the year. As described above, the Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, those materials are forwarded to the Committee. In evaluating the nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

COMMUNICATIONS WITH THE BOARD

Our Board welcomes suggestions and comments from stockholders. All stockholders are encouraged to attend the Annual Meeting of stockholders where senior management and representatives from our independent auditors, as well as members of the Board, will be available to answer questions. Stockholders may also send written communications to the Board by writing to the Secretary of the Board at East West Bancorp, Inc., 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101. All communications (other than commercial communications soliciting the sale of goods or services to, or employment with, the Company or directors of the Company) will be directed to the appropriate committee, the Chairman of the Board, the Lead Director, or to any individual director specified in the communication, as applicable.

EXECUTIVE SESSIONS

The independent directors generally meet in executive sessions without management or any of the other non-independent directors present at every regularly scheduled meeting of the Board. The sessions are chaired by the Lead Director. Any director can request for an additional executive session to be scheduled.

STOCK OWNERSHIP GUIDELINES

All directors and executive officers are required to own the Company’s Common Stock to further align director’s and management’s financial interests with those of stockholders. The Company’s stock ownership guidelines for directors and executive officers are posted on the Company’s website, which can be found at www.eastwestbank.com by clicking on Investor Relations — Corporate Information — Governance Documents.

Executive officers have additional holding requirements for stock acquired as part of their compensation. The majority of the shares acquired (net of taxes) have to be held until retirement. Under these guidelines, if the holding requirement is greater than the guidelines set forth above for the directors and executive officers, the higher holding requirements apply and an executive may have holding requirements longer than the above guidelines.

Executive officers may not pledge or engage in hedging strategies or sell short or trade derivatives involving the Company’s securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Code of Conduct and Corporate Governance Guidelines provide guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors. In order to provide further clarity and guidance on these matters, the Company has adopted a written policy regarding the review, approval or ratification of related party transactions.

The policy generally provides that the Audit Committee will review and approve in advance, or will ratify, all related party transactions between the Company and our directors, director nominees, executive officers, and persons known by the Company to own more than 5% of our Common Stock, and any of their immediate family members. Related party transactions include transactions or relationships involving the Company and amounts in excess of $120,000 and in which the above related parties have a direct or indirect material interest. Under the policy, the failure to approve a related party transaction in advance would not invalidate the transaction or violate the policy as long as it is submitted to the Audit Committee for review and ratification as promptly as practicable after entering into the transaction.

The Audit Committee works with our General Counsel in reviewing and considering whether any identified transactions or relationships are covered by the policy. In determining whether to approve or ratify a transaction or relationship that is covered by the policy, the Audit Committee considers, among other things:

•	the identity of the parties involved in the transaction or relationship;
•	the facts and circumstances of the transaction or relationship, including the identity of the party involved;
•	the material facts of the transaction or relationship;

•	the benefits to the Company of the transaction or relationship; and
•	the terms of the transaction, including whether those terms are fair to East West and are in the ordinary course of business and on substantially the same terms with transactions or relationships with unrelated third parties.

During 2015, we did not enter into any related party transactions that required review, approval or ratification under our related party transaction policy. From time to time, we may lend money through our subsidiary, the Bank, to various directors and corporations or other entities in which a director may own a controlling interest. These loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectability and do not present other unfavorable features. We do not have any loans to NEOs. None of our directors or executive officers, any associate or affiliate of those persons, or persons who beneficially owned more than 5% of our outstanding shares had any transactions or proposed transactions with us greater than $120,000 during the past year.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to the compensation of directors. Employees of the Company and its subsidiaries are not compensated for service as directors of the Company or its subsidiaries and are excluded from the table below. The compensation received by Mr. Ng and Ms. Gouw as employees of the Company is shown in the “Summary Compensation Table.”

In 2015, non-employee directors received an annual cash retainer of $45,000 and an annual stock award of $100,000 of Common Stock. The Lead Director received an additional annual cash retainer of $50,000. The Lead Director also acts as the Board representative to the Company’s strategic advisory council of outside community leaders and receives a cash retainer of $70,000 for such additional Board service. The chair of each committee received an additional annual cash retainer as follows: Audit — $20,000; Compensation — $20,000; Risk Oversight — $15,000; Nominating/Corporate Governance — $12,500. Non-employee directors also received a meeting fee of $1,500 for each committee meeting attended.

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2015:

2015 Non-Employee Director Compensation Table

	Fees Earned
	or	Stock
Name (1)	Paid in Cash	Awards(2)	Total
Molly Campbell	$54,029	$99,971	$154,000
Iris S. Chan	55,529	99,971	155,500
Rudolph I. Estrada	205,529	99,971	305,500
Paul H. Irving	48,029	99,971	148,000
John M. Lee	55,529	99,971	155,500
Herman Y. Li	62,029	99,971	162,000
Jack C. Liu	72,529	99,971	172,500
Keith W. Renken	81,529	99,971	181,500
Lester M. Sussman	48,032	99,968	148,000

(1)	Tak-Chuen Clarence Kwan’s term ended on May 5, 2015. Mr. Kwan did not receive any compensation during the year ended December 31, 2015.

(2)	The Company granted 2,230 shares of the Company’s common stock to each non-employee director on August 6, 2015. Mr. Sussman was appointed to the Board of Directors on October 29, 2015, and was granted 2,446 shares of the Company’s stock on November 3, 2015. The grant date fair value is based on the number of shares granted and the closing price of the Company’s stock on the grant date. The closing price of the Company’s common stock was $44.83 and $40.87 on August 6, 2015 and November 3, 2015, respectively.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Compensation Strategy

This Compensation Discussion and Analysis (“CD&A”) provides information about the strategies and policies developed to execute this philosophy as it pertains to total executive compensation. The strategies and policies of the Compensation Committee have been refined to strongly correlate our executive compensation with the Company’s overall performance along with the individual performance of our executives, which have in turn, resulted in the appreciation of our stock price.

Our executive compensation program is based on the Compensation Committee’s commitment to strong governance processes and meeting stockholder expectations on its compensation practices. In refining our 2015 compensation program and developing our 2016 compensation program, the Company solicited input and talked with many of its larger stockholders. The Committee also considered published guidance from governance advisors and its larger shareholders that publish compensation guidance and also considered the expectations of banking regulators. The Committee also reviewed and considered the practices of peer banks with which the Company competes for employees.

As a result of our ongoing outreach and review process, the Compensation Committee over the past few years has transitioned executive compensation to a predominantly performance-based compensation structure with the substantial majority of compensation at risk. The Committee has continued to develop and refine incentive metrics that are focused on the bridge business model and sustaining the strong performance of the Company.

The Company has a commitment to closely align the pay and performance of the executives with stockholder interests through strong and sustainable governance practices. The Company continuously reviews its executive compensation practices to ensure that they are effective. Our practices have the following features:

•	A substantial majority of executive compensation is at risk and subject to performance metrics
•	A majority of the CEO’s compensation is long-term incentive compensation that is at risk and subject to performance metrics
•	Our stock ownership guidelines for senior officers include the requirement that the majority of stock grants must be held until retirement
•	We do not provide “single trigger” change in control payments to our executive officers
•	No tax gross-ups for change in control benefits
•	The Company has the right to “claw back” any bonus payment or incentive award from the named executive officers in the event of a restatement of the Company’s financial statements
•	We have 100% independent directors on our Compensation Committee
•	Our compensation consultants are independent from management
•	We have transparent, objective peer and market comparative financial performance metrics aligned with stockholder interests
•	Annual review and approval of our compensation strategy

2015 Financial Performance Highlights

The Company’s long term organizational objective is to build a “financial bridge” between the United States and Greater China. This financial bridge consists of the specialized skills, expertise, and infrastructure that enable our customers to satisfy their business and financial needs within and across these two markets. The Company believes this strategy provides the Company with a competitive advantage and the Company is not aware of any other of the largest 50 United States banks that focus on this as their primary long term business strategy. The Company is one of the few U.S. banks with banking branches in China. The Company has grown its domestic lending with a focus on industries and sectors with the most cross-border growth potential, including entertainment and media, technology, life sciences, agriculture, aviation, clean technology, venture capital, and private equity. In 2015, the Company realized tangible value from these long term bridge banking efforts by again delivering strong financial results for the stockholders. The compensation decisions described in this CD&A reflect the payment of performance-based compensation consistent with the sustained strong financial performance of the Company over many years, including 2015.

The Compensation Committee is pleased to report that the Company has achieved record net income and strong financial performance again in 2015, which reflects the continued successful alignment between the Company’s financial and organizational objectives and its executive compensation program.

For the seventh consecutive year, the Company increased its earnings per share and at a rate substantially greater than its peers. Specifically, our diluted earnings per share (“EPS”) for the full year of 2015 totaled $2.66, an increase of $0.25 or 10.4% from $2.41 in 2014. Our 10.4% increase in diluted EPS was higher than the median increase of 5.3% and the average increase of 6.9% achieved by our KBW Regional Bank Peers.4

In addition, in 2015, the Company outperformed all FDIC-insured commercial banks and the KBW Regional Bank Peers as in terms of average Return on Equity (“ROE”) and average Return on Assets (“ROA”).

The Company believes that ROE and ROA are important performance metrics because they measure the return that the Company earned on its stockholders’ investment and the resources it deployed. In that regard, in 2015, among of all FDIC-insured commercial banks in the country with assets over $20 billion, the Company was in the Top 4 in terms of ROE, in the Top 5 in terms of ROA, and in the Top 6 in terms of net interest margin.5

Another important performance metric is Total Shareholder Return (“TSR”), because it correlates directly with the Company’s stock price performance and is therefore aligned with stockholder interests. In that regard, our one, three and five-year annualized Total Shareholder Return (“TSR”) of 9.48%, 27.19% and 18.35% were substantially above our KBW Regional Bank Peers’ averages of 5.90%, 16.80% and 11.30%, respectively.6 The consistent financial performance of the Company, year after year, has resulted in long term value for our stockholders.

4 2015 financial data regarding EPS, ROE, ROA and NPA for KBW Regional Bank Peers was obtained from SNL Financial LC.

5 2015 ROE, ROA and net interest margin financial data for all FDIC-insured commercial banks was obtained from SNL Financial LC.

6 Source from Keefe, Bruyette & Woods as of December 31, 2015.

Other financial highlights for 2015 include:

•	Record Loans: Total loans receivable increased to a record $23.7 billion as of December 31, 2015 from $21.8 billion as of December 31, 2014.

•	Record Deposits: Total deposits grew to a record $27.5 billion as of December 31, 2015 from $24.0 billion as of December 31, 2014.

•	Improvement in Credit Quality: Nonperforming assets (“NPA”) to total assets improved six basis points to 0.40% as of December 31, 2015, compared to 0.46% as of December 31, 2014. Our NPA to total assets is lower than our KBW Regional Bank Peers’ median and average of 0.58% and 0.61%, respectively.[7]

 7 2015 financial data for the KBW Regional Bank Peers was obtained from SNL Financial LC.

Compensation Objectives and Elements of Compensation

There are five primary objectives of the Company’s executive compensation program. The following table describes each objective and how it is achieved:

Compensation Program Objective	How Objective is Achieved

Support the achievement of the Company’s vision and business strategy

•     Incentive program performance objectives are tied to both financial and strategic objectives.

•     The compensation programs provide an incentive for executives to not only meet but exceed Company goals.

Pay for performance, which we believe will increase long-term stockholder value

•     Compensation awards are based upon performance against Company financial and strategic goals, as well as business division goals.

•     When goals are not achieved and when performance is below the threshold goals, there will be no bonus payouts and compensation awards will be below target levels.

Attract and retain talented executives to succeed in today’s competitive marketplace

•     Executives are held accountable for results and rewarded with above target compensation levels when Company and business division goals are exceeded.

•     Payments of certain long-term incentive awards are deferred through vesting and holding requirements.

Align the interests of our executive officers and stockholders	• Long-term incentive compensation awards are equity-based. • A significant portion of compensation is equity-based. • Stock ownership requirements are in place for all NEOs.
Avoid creating excessive risk

•     Incentive awards are capped.

•     Multiple performance metrics are used, including those that serve to reduce risk.

•     The Executive Compensation Recovery Policy (clawback policy) is applied to performance-based bonus payments and to long-term performance-based equity awards.

•     The payments of certain long-term incentive equity awards are deferred through vesting and holding requirements.

•       The Compensation Committee has the authority and discretion to reduce bonus payments even if established goals are achieved.

Pay for Performance Philosophy

The Company is committed to the compensation philosophy of paying for performance and the premise that compensation programs should serve to motivate and reward the achievement of financial and strategic goals of the Company in order to increase long term stockholder value. The compensation of the NEOs is predominantly variable and at risk, based upon the achievement of the Company’s financial budget and performance goals. The majority of compensation is tied to meeting short and long term performance goals. Metrics in 2015 for both short-term incentive (earnings per share, loan growth, and Non-Performing Assets/total assets) and LTI compensation (ROA and ROE compared to peers) are tied to our strategic and risk management goals as discussed below. Goals are challenging and at the time such goals are set, it is uncertain whether they will be met. In 2015, annual incentive goals again required increased and record earnings to meet target performance. Success in meeting those goals translated into strong financial performance and stockholder return in 2015. As noted above, the Company’s performance was substantially better than peer banks in various key metrics for financial institutions, including TSR, ROE, ROA, and nonperforming assets to total assets ratio. The Company has also increased earnings and earnings per share every year since the 2008 financial crisis, including 2015. Other achievements in 2015 and prior years are discussed in “2015 Financial Performance Highlights.”

Compensation Committee

As outlined in our Corporate Governance Guidelines, the Compensation Committee is responsible for developing and overseeing the Company’s executive compensation policies and programs. The goal of the Compensation Committee is to maintain compensation that is competitive within the markets in which we compete for talent and that reflects the long term interests of our stockholders.

The Compensation Committee is responsible for:

•	Developing the overall compensation strategy and policies for the Company;
•	Developing, evaluating and approving the goals and objectives of the compensation of the CEO;
•	Evaluating and approving the individual compensation, including bonus and equity incentive compensation and perquisites of each of the NEOs;
•	Establishing the guidelines for stock ownership for the executive management;
•	Along with the Head of Human Resources and Chief Risk Officer of East West Bancorp, Inc. and the Bank, reviewing our incentive compensation programs to evaluate and ensure that none of them encourage excessive risk;
•	Retaining outside advisors, including compensation consultants, to provide professional counsel;
•	Developing and maintaining a balanced compensation strategy of long-term and short-term incentives;
•	Annually, approving the Compensation Committee Report and our Compensation Discussion and Analysis for inclusion in our Proxy Statement; and
•	Providing reports to the Board on compensation matters.

Compensation Committee Resources in Setting Pay

The Compensation Committee considers several resources, analytical tools and performance measures in determining compensation levels, as presented in the chart below:

Compensation Committee Resource	Description
Compensation Committee Consultant

The independent compensation consultant reports directly to the Compensation Committee. The independent compensation consultant also advises the Compensation Committee on trends and issues in executive compensation and provides comparative compensation information for companies with which the Company competes for talent. The Compensation Committee has the sole authority to retain and oversee the work of the consultants, who do not provide services to Company management.

The Company’s Human Resources Department	The Company’s Human Resources Department provides additional analysis, administrative support and counsel as requested by the Compensation Committee.
Say on Pay Proposal	The Compensation Committee has considered the annual “Say-on-Pay” vote and solicited input from a number of our larger stockholders. The Compensation Committee believes that the proposed compensation structure with the modifications discussed elsewhere in this Proxy Statement is appropriate for the Company.

The Compensation Committee retained Towers Watson (now Willis Towers Watson) as its compensation consultant. The compensation consultant reports directly to the Compensation Committee and is independent of management and does not perform any other work for the Company. The compensation consultant informs the Compensation Committee on practices and trends in executive compensation among the Company’s peers and the broader banking sector. It also provides advice and recommendations related to determining pay levels for the executive officers and designing the Company’s compensation programs for executives.

As part of their work in 2016, the Compensation Committee and Willis Towers Watson evaluated and updated a list of peer companies for compensation survey purposes (the “2016 Compensation Level Peer Group”) which consisted of 20 publicly-traded commercial banks to which the Company is similar in terms of asset size. The asset size of the group ranges from approximately $18 billion to $60 billion and market capitalization ranges from $2.3 billion to $9.4 billion. The Company’s asset size was $32.4 billion and its market capitalization was $5.98 billion as of December 31, 2015. In terms of asset size and market capitalization, the Company is at the 71th and 88nd percentile of the 2016 Compensation Level Peer Group, respectively.

The companies in the 2016 Compensation Level Peer Group are as follows:

• Associated Banc-Corporation • BOK Financial Corporation • Commerce Bancshares Inc. • Cullen/Frost Bankers Inc. • First Citizens Bancshares, Inc.	• First Horizon National Corporation • First Republic Bank • FirstMerit Corporation • Fulton Financial Corporation • PacWest Bancorp	• People’s United Financial, Inc. • Popular, Inc. • Signature Bank • SVB Financial Group • Synovus Financial Corporation	• TCF Financial Corporation • UMB Financial Corporation • Webster Financial Corporation • Wintrust Financial Corporation • Zions Bancorporation

The majority of banks in the 2016 Compensation Level Peer Group are the same as the 2015 Compensation Level Peer Group. However, three banks were removed and three banks were added. City National Corporation was removed because it was acquired by the Royal Bank of Canada at the end of 2015. Huntington Bancshares was removed because it had almost three times the revenue and more than two times the assets of the Company. Bank of Hawaii was removed because it had less than half the assets and market capitalization of the Company. Meanwhile, First Citizens Bancshares Inc., People’s United Financial Inc. and PacWest Bancorp were added because they were useful comparative peers and did not materially change the Company’s position.

Pay data for the 2016 Compensation Level Peer Group was obtained from each peer company’s annual proxy statement, and survey group data was obtained from the independent compensation consultant.

Furthermore, the Compensation Committee determined that for performance purposes in setting metrics for long term performance shares it would, rather than using a peer group of specific banks that may not be relevant over a longer time period, it would use a broader and more stable peer group as a better way to measure long term performance. The Compensation Committee selected the KBW Regional Bank Index (KRX) as the performance peer group (the “2016 Performance Metrics Peer Group”). This will further increase the transparency of the Company’s goal setting process by referring to a broad index compiled by a third party. Target financial metrics for long term compensation where the metric was relative to other banks were set at the 50th percentile level of the 2016 Performance Metrics Peer Group.

Accordingly, as used herein, “Peer Group” shall refer to the 2016 Compensation Level Peer Group in the context of a discussion of compensation levels and to the 2016 Performance Metrics Peer Group in the context of a discussion of performance.

Factors and Steps in Setting Pay

Compensation for the NEOs and certain other executive officers is generally evaluated and set annually by the Compensation Committee in the first quarter of each year based on the latest available competitive compensation data provided by the compensation consultant, peer data, and Company business department and individual performance data. An individual executive’s compensation is generally established after considering the following factors:

•	Competitive pay data for similar jobs and responsibilities in the market;
•	The Company’s performance against financial measures including earnings per share;
•	The Company’s performance relative to strategic initiatives approved by the Compensation Committee;
•	Business climate, economic conditions and other factors; and
•	The results of the most recent “Say-on-Pay” stockholder vote.

The Compensation Committee approves the compensation of the other four NEOs after discussing their performance with the CEO. The Compensation Committee also reviews with the CEO the performance and compensation of the next 10 most highly compensated corporate officers of the Company. Compensation data from the Company’s Compensation Level Peer Group and survey data for similar jobs and job levels are considered for base salary adjustments. Achievement against performance goals and the executive’s individual contribution toward Company objectives are considered in determining the annual performance-based bonus payout and long-term incentive (“LTI”) awards. The CEO uses discretion and takes into consideration, among other things, individual contributions and their overall performance compared to other executives.

With respect to the CEO, the Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance against those objectives and approves the CEO’s compensation level based on that evaluation. With the assistance of the compensation consultant, the Compensation Committee considers the Company’s peer group and peer data on base pay, performance-based bonus targets and long-term incentive awards and uses broad discretion when setting compensation types and amounts for the CEO. The Compensation Committee is responsible for approving the CEO’s and the other senior executives’ annual compensation and informing the Board of its actions.

The Compensation Committee does not benchmark to a particular percentile in positioning total direct compensation. The Compensation Committee uses market survey data as a reference point, giving consideration to factors such as tenure, individual performance, any unique circumstances of the NEO’s position based on each individual’s responsibilities, market factors, and succession and retention considerations. The Compensation Committee aims to have base salaries at below or not much above the market median, with the substantial majority of NEO compensation consisting of incentive compensation to advance the Compensation Committee’s pay-for-performance philosophy. This methodology drives higher realized compensation when our financial performance is strong and lower realized compensation when our financial performance is weaker.

Say-on-Pay Vote

The compensation program that was voted on by the stockholders in connection with our 2015 Annual Meeting was substantially similar in structure to the program in place in prior years, and aligned with a period when total stockholder return (“TSR”) exceeded that of the peer group by substantial margins for the past one-year, three-year, and five-year periods. Since 2009, the Company increased earnings per share each consecutive year and at a rate substantially greater than peer banks. The Company also outperformed the peer groups in terms of ROE, ROA and other key metrics since 2009. This performance continued through 2015 resulting in rankings in the top 4, 5, and 6, respectively, of all banks in the country with assets over $20 billion in terms of ROE, ROA and net interest margin, according to SNL Financial LC. For additional detail see “Proxy Statement Summary” of this Proxy Statement.

The Compensation Committee considered the 2015 “Say-on-Pay” vote on the Company’s 2014 executive compensation, which was approved by approximately 98% of stockholder votes. The Committee viewed that as an indication that stockholders were generally satisfied with the compensation structure and its contribution to our strong financial performance. The Company also considered stockholder input on the program.

Based on the quality and value of the feedback, the Compensation Committee believes the 2016 compensation approach is one of the more stockholder-centric compensation programs among our peers.

DISCUSSION OF OUR FISCAL 2015 EXECUTIVE COMPENSATION PROGRAM

Primary Elements of Our Executive Compensation Program

Total Rewards Element	Why We Provide It	How We Determine the Amount	What it is Intended to Reward

Base Salary

To provide a competitive level of fixed income based on:

•  Impact on business.

• Relative importance of executive to organization versus other executives.

• Experience in the job.

•Individual performance.

		Survey group analysis and salary survey data are utilized to establish base salary levels. Annual merit increases are awarded based on individual performance and marketplace competitiveness.	Individual performance, level of experience and responsibility.

Performance-Based Bonus Plan	To provide performance-based pay for annual performance relative to: • Company performance measures. • Company strategic goals. • Departmental and individual performance.	Performance-based: • Potential awards are based on a calculated target. • Strategic goals are established by the CEO to develop organizational capabilities that drive growth and stockholder value.	Company performance and individual and departmental performance. Development of critical company capabilities.
Long-Term Incentive Awards

To drive value creation for stockholders over the long-term:

• Provides at-risk performance pay opportunity for long-term performance.

• Equity awards vest through achievement of company performance measures.

• Aligns with stockholder interests.

		Performance-based: • Equity awards are granted based on a combination of the executive’s performance and the total annual peer compensation and salary survey data.	Rewards overall company performance and creation of stockholder value.

Base Salary

Base salary is a fixed portion of compensation that is based on peer group salary data, salary surveys, and each individual’s skills, responsibilities, experience and relative importance to the Company. Actual salaries reflect an individual’s responsibilities, his or her performance in his or her role over time and other factors, such as the Compensation Committee’s (and the CEO’s in the case of other NEOs) assessment of each NEO’s performance.

Performance-Based Bonus Plan

The Compensation Committee developed a cash incentive program (the “Performance-Based Bonus Plan”) to motivate and reward executives for achieving critical Company-wide financial and strategic goals, and departmental or individual goals. The 2015 Performance-Based Bonus Plan was structured to balance financial rewards and business risks by including multiple Company performance measures. Additionally, NEOs, excluding the CEO and the President and COO, whose goals were all company-wide goals, were also assigned individual and departmental goals. The 2015 Performance-Based Bonus Plan is subject to our Executive Recovery Policy, which provides for the claw back of executive compensation if triggering events occur. The target award opportunity for each NEO is expressed as a percentage of base salary.

Under the 2015 Performance-Based Bonus Plan, executives were eligible to earn formula-based incentive compensation as follows:

•     75% of the Performance-Based Bonus Plan is based on financial metrics that are readily comparable to peer banks to measure the Company’s performance against its peers.

•     25% of the Performance-Based Bonus Plan is based on non-formulaic strategic objectives focused on the Company’s business model and strategy that are not readily comparable to other banks. Achievement of strategic objectives is capped and cannot be above the achievement level of the financial metrics and accordingly, this portion of the incentive plan can only serve to reduce compensation that would otherwise be payable based on achievement of financial metrics. Moreover, the Company has historically never measured itself at 100% for achievement of strategic objectives and this measure has each year reduced the annual incentive compensation that was payable based on pure financial performance.

2015 Financial Metrics for Performance-Based Bonus

The 75% portion of the Performance-Based Bonus Plan for 2015 is based on the achievement of certain corporate goals and financial metrics that were weighted as follows:

•    50% weighting on achieving target diluted earnings per share

•     25% weighting on achieving target growth in total loans

•    25% weighting on achieving a target NPA/total asset ratio.

The 2015 financial metric performance goals were challenging and at the time they were established, it was uncertain whether they would be achieved.

The target goals were set at a level that would require better than the projected performance of peer banks and accordingly to meet target performance levels for 2015, the Company had to perform better than the then projected performance of peer banks.

2015 Financial Metrics Results

Diluted Earnings Per Share

The 2015 financial objectives included a 50% weighting based on achieving target diluted earnings per share (“EPS”) of $2.62. A threshold of 50% achievement would be achieved if diluted earnings were $2.52 per share with no credit given for diluted earnings less than that amount. A maximum achievement of 200% would be achieved if diluted earnings per share were $2.71 per share or more.

The target diluted earnings per share goal of $2.62 was determined based on the Company’s annual financial budget for 2015. This goal was in line with analysts’ expectations for the Company for 2015. The Company was required to achieve increased diluted earnings per share in 2015 for a sixth consecutive year and exceed analysts’ expectations for the majority of the banks included in our 2015 Peer Group. See “Compensation Discussion and Analysis – 2015 Financial Performance Highlights” for further details. The Company recognizes that diluted earnings per share growth is an important metric for stockholders to measure the Company’s performance. It believes that including this metric as a performance measurement aligns the interests of management and those of the stockholders.

Actual diluted earnings per share for 2015 were $2.66, which resulted in 144% achievement of this goal. For 2015, our diluted earnings per share increased 10.4% compared to the 5.3% median increase and 6.9% average increase in diluted earnings per share growth of our Peer Group in 2015. We were at the 71th percentile of our Peer Group for diluted earnings per share growth. Diluted earnings per share goal achievement is discussed in further detail at “Compensation Discussion and Analysis – 2015 Financial Performance Highlights.”

Growth in Total Loans

The 2015 financial objectives included a 25% weighting based on achieving growth in total loans to $23.55 billion. Net interest income is the largest component of revenue for most banks, including those in our Peer Group. As such, the ability to grow loans and increase net interest income, is an important financial metric by which to measure performance. A threshold of 50% achievement would be achieved if loans grew to $22.89 billion, with no credit given if loans were less than that amount. A maximum achievement of 200% would be achieved if loans grew to $24.42 billion or more in 2015.

The target was determined based on the Company’s annual financial budget for 2015. Loan growth in this highly competitive environment was, we believed, possible in part due to the bridge infrastructure that the Company has built and continued to develop. Our goal was to grow the loan portfolio in a safe and prudent manner. Our loan growth goal was challenging in light of our financial metric goals of maintaining a lower NPA/total asset ratio than our Peer Group and maintaining a ROA above our Peer Group, which requires that loan growth be achieved with a pricing discipline to avoid loan growth that results from “buying” market share, and the ongoing run-off of the covered loan portfolio, which reduces the impact of any organic loan growth.

Actual total loans totaled $24.60 billion as of December 31, 2015, resulting in 200% achievement of the loan growth goal. The Company was pleased its bridge banking model achieved results above expectations while maintaining pricing and credit quality discipline. The increase in loans was largely driven by balanced, diversified loan originations in commercial real estate loans, commercial loans and consumer loans. Commercial loan growth, particularly in California, our largest market, is where the Company’s bridge model with its strong focus on imports, exports and cross-border investments, is well aligned to national and local trends and business opportunities.

NPA/Total Assets Ratio

The 2015 financial objectives included a 25% weighting based on achieving a Non-Performing Assets/total assets ratio (“NPA/total assets”) of less than 0.68%. The target level was set to equal the Company’s ratio as of the end of the prior year, which ratio was better than the year-end average of its Peer Group. This financial metric aligned with risk management goals of ensuring that growth was accomplished in a prudent way. This goal also had strategic significance because the Company believes a low NPA/total assets ratio is important in maintaining the confidence of both domestic and international customers, and regulators with respect to the Company’s financial strength. This not only helps retain and attract customers but also provides regulators the comfort level to allow continued expansion of our footprint both in the U.S. and in Asia. A threshold of 50% achievement would be achieved if the NPA/total assets ratio was less than 0.88%. However, if the ratio was above 0.88%, there would be no credit given toward bonus goals. Our NPA/total assets ratio as of December 31, 2015 was 0.40%, which resulted in 200% achievement of this goal. This ratio was also better than the Peer Group average for 2015 of 0.61%.

2015 Strategic Objectives for Performance-Based Bonus

The 25% portion of the Performance-Based Bonus Plan for 2015 was based on the achievement of strategic objectives tied to building the Company’s platform and positioning it for sustained future growth.

Those strategic objectives were focused on three areas:

•     33% on bridge banking

•     33% on enhancing consumer banking

•     34% on upgrading talent, leadership and engagement, consistent with the Company’s business model.

2015 Strategic Objectives Results

The determination with respect to the achievement of these strategic initiatives was made by the Compensation Committee in February 2015, after consultation with the CEO. The development of bridge banking was measured based on internal goals set to increase the number of customers and the development of new resources to support cross-border customers. The leveraging of branches considered commercial and consumer loan referrals as well as customer service and deposits. The goal of employee development and retention was measured by taking into account turnover of employees with strong performance reviews and growth and development of internal talent.

Since achievement of the strategic goals cannot be readily compared to the performance of peer banks and such goals have more subjectivity in their measurement, the Compensation Committee has capped the level of achievement of the strategic goals at the level of achievement of the financial performance goals for purposes of calculating incentive compensation. Thus, the achievement of the strategic goals can only decrease and cannot increase the incentive compensation potential of the officers. Ever since the Compensation Committee implemented separate non-financial strategic goals, these goals have reduced the compensation that would have otherwise been paid based solely on financial metrics.

Although the strategic goals by their nature are long term goals and good efforts were made in each area, the CEO recommended to the Compensation Committee that the progress towards the strategic goals in 2015 did not move as quickly as desired. After discussion with the CEO, the Compensation Committee determined achievement of these strategic goals to be 87%. Specifically, while the strategic goal to upgrade talent, leadership and engagement was achieved and exceeded (113%); the strategic goals of building bridge banking (90%) and enhancing consumer banking (58%) were only met in part.

Performance-Based Bonus Awards for NEOs

In 2015, using the above discussed performance goals, the Company achieved 151% of the target corporate goals consisting of 172% achievement of corporate metrics (75% weighting) and 87% achievement of strategic metrics (25% weighting). The strong overall goal achievement of 151% of the target goals reflects performance substantially better than our Peer Group with earnings per share (“EPS”) growth of 10.4% compared to our Peer Group median earnings per share growth average of 5.3%; return on equity (“ROE”) of 12.74% substantially above the Peer Group median of 8.21%; return on assets (“ROA”) of 1.27% substantially above the Peer Group median of 1.00%. The strong overall goal achievement at above target levels benefitted stockholders and is, we believe, a contributing factor to our one-year TSR, which was 9.5% as compared to the Peer Group one-year TSR of 5.9%.

The performance-based bonus awards for the CEO and the President and COO were based solely on the achievement of the corporate goals listed above. For the CFO and the Chief Risk Officer and General Counsel, 50% of their performance-based bonus was based on the achievement of the corporate goals listed above and 50% was based on individual and department goals. For the Head of International and Commercial Banking, 30% of his performance-based bonus was based on the achievement of the corporate goals listed above and 70% was based on individual and department goals. The payment of these bonuses is also subject to the Company satisfying the regulatory capital requirement administered by the federal banking agencies to be well-capitalized. In addition, the Compensation Committee reserves sole discretion to reduce bonus payments downward.

Long-Term Performance Awards for CEO and President and COO

On July 26, 2011, the Company’s Compensation Committee approved Long-Term Performance awards for the CEO, and the President and COO that were payable in part in 2015. The Long-Term Performance awards were intended in large part to recognize and reward these executives with completing the transformational FDIC assisted acquisition of United Commercial Bank in 2009. However, performance measures were established and the payments were deferred until the transformational acquisition also provided tangible benefit to shareholders through higher than peer stock price appreciation through and after the end of integration and end of the FDIC loss share period. The Long-Term Performance awards were as follows:

•	the CEO will receive a $2.5 million cash payment on each of October 31, 2015 and on March 31, 2016 subject to (a) the Company meeting certain long-term performance criteria; and (b) he being employed by the Company as CEO, Chairman or Non-Executive Chairman;

•	the President and COO will receive a $1.25 million cash payment on each of October 31, 2015 and on March 31, 2016 subject to (a) the Company meeting certain long-term performance criteria; and (b) she being employed by the Company;

The long-term criteria for the October 2015 and March 2016 performance payouts were as follows: (a) the Company satisfies applicable regulatory requirements for well-capitalized banks at the end of each fiscal year through the date of payment and (b) the Company achieves a minimum of the 60th percentile of TSR for its peer group from November 6, 2009 (the date of the transformational acquisition of the United Commercial Bank) through the last day of the year prior to the 2015 and 2016 payment dates.

From November 6, 2009 to December 31, 2014, the Company’s TSR result was 380.72, and thus far exceeded the 60th percentile of TSR for the 2014 Peer Group, which was 109.77.8 Accordingly, on October 31, 2015, the CEO received a $2.5 million cash payment and the President and COO received a $1.25 million cash payment because their performance goals had been met and they were still employed by the Company. Moreover, the Company concluded that the CEO’s $2.5 million cash payment and the President and COO’s $1.25 million cash payment was due and payable on March 31, 2016, since both the performance goals and employment requirements with the Company were again met. Specifically, from November 6, 2009 to December 31, 2015, the Company’s TSR was 426.31, and again far exceeded the 60th percentile of TSR for the 2015 Peer Group, which was 118.44.8

Long Term Incentive Awards

LTI awards are compensation awards that provide a strong link between the return to our stockholders and the compensation of our executives. The Compensation Committee determined it was appropriate to award performance-based Restricted Stock Units (“RSUs”) in 2015. The performance period was three years for the awards granted in 2015, similar to the awards granted in the prior year. The Compensation Committee believes that this practice further aligns our compensation program with the best practices for LTI awards and reflects an appropriate balance between financial reward and performance.

LTI awards are generally granted in the first quarter of each year which allows the Compensation Committee adequate time to evaluate prior year performance. The timing of the grants generally follows the filing of the annual report of the Company on Form 10-K and before the start of the Company’s “blackout period” during which insiders may not engage in Company stock transactions. The Company’s blackout periods generally start ten days before the end of each quarter. LTI awards are granted under the Company’s 1998 Stock Incentive Plan as amended, which is the Company’s omnibus stockholder-approved plan for equity awards to employees. The Company calculates the aggregate grant date fair value of awards at the date of grant in accordance with the same standard it applies for financial accounting purposes.

8 Source from SNL Financial LC.

Consistent with SEC regulations, the grant date fair value of 2015 LTI award equity grants for the NEOs are presented in the Summary Compensation Table and 2015 Grants of Plan-Based Awards table. Total outstanding unexercised or unvested LTI grants are shown in the 2015 Outstanding Equity Awards table.

In 2015, 100%, of the LTI grants were at risk and had performance-based goals. As noted elsewhere, in 2015 100% of the LTI grants also are at risk and have performance-based goals. Our goals are similar to most of our peers using long-term performance goals relative to peers, such that they also set target levels at the peer level, and increase or decrease the award if performance is better or worse than peers. Unlike many of our peers, 100% of the long-term compensation of our NEOs is at risk and it is not certain whether any of it will be realized.

The financial metrics used for 2015 LTI compensation equity grants were closely tied to the strategic and risk management goals of the Company. The vesting for the 2015 performance-based RSUs is subject to meeting the three-year service condition ending March 7, 2018 and pre-established performance goals in each of the three years with the last performance period ending on December 31, 2017. In order to meet the performance condition, the Company’s TSR, ROA and ROE must equal or exceed the 50th percentile of the Peer Group over each year of the three-year period from January 1, 2015 through December 31, 2017. TSR, ROA and ROE ratios at the 30th percentile results in 50% of the award being payable and the amount of the award is proportionately reduced from target for performance between the 30th and 50th percentile. A 200% award will be given for performance at or above the 80th percentile with the award prorated between 100% and 200% for performance between the 50th and 80th percentiles. No award is payable for performance below the 30th percentile.

•	The target TSR metric is set at the 50th percentile level of the Peer Group. This is a challenging goal because of strong competition within our Peer Group. TSR is an important metric as it correlates directly with the Company’s stock price performance and is therefore aligned with stockholder interests. This metric helps ensure the Company’s business model is sustainable and an appropriate risk/reward balance is being achieved.

•	The target ROA metric is set at the 50th percentile level of the Peer Group. This is a challenging goal because of strong competition within our Peer Group. We believe that ROA is also important to our long term strategy and risk management practices. Performance targets are unlikely to be met if the Company is “buying” market share and not maintaining a pricing discipline to ensure that the Company’s business model is sustainable and an appropriate risk/reward balance is being achieved.

•	The target ROE metric is set at the 50th percentile level of the Peer Group. This is a challenging goal because of strong competition within our Peer Group. ROE is a significant metric in measuring a bank’s long term performance and is a direct measurement of profitability for stockholders. This metric helps ensure the Company’s business model is sustainable and an appropriate risk/reward balance is being achieved.

In 2015, 100% of the value of the LTI awards granted to the NEOs was comprised of performance RSUs with a three year vesting period. For all LTI awards, dividend equivalents are paid only on earned shares after the vesting periods have ended.

Selection of Metrics and Alignment with Performance

The Compensation Committee believes that the metrics set in 2015 are challenging and with the addition of a TSR component to the metrics even more closely correspond to the creation of stockholder value. As discussed above, the annual incentive metrics required a level of performance above both the Company’s prior year performance and above the level achieved by peers in order to meet the target level of performance. These challenging metrics, which at target required performance better than the prior year’s performance and peer bank performance, have been met at above target levels in each of the past few years and this has translated into strong financial performance. The Compensation Committee believes that its goal setting process is appropriate, the goals are challenging and achievement was uncertain when the goals were set. Above target performance by the Company for the past several years is the result of consistent superior performance over that time and performance in each year was above prior Company levels and better than peer performance. As noted above, the Company has increased earnings per share for seven (7) consecutive years and at a rate substantially higher than peer banks in 2015, and the Company is in the Top 4 for all banks in the United States with assets over $20 billion in terms of ROE, Top 5 in terms of ROA, and Top 6 in terms of net interest margin. Also, as noted, this superior above target performance has created stockholder value and our TSR is above our Peer Group average for the past one-year, three-year and five-year periods. The Company’s selection of goals and metrics has accordingly served to align executive pay with both Company performance and this has translated into superior TSR for stockholders.

Benefits – Detailed Information

Our NEOs receive the same customary benefits as all other employees, including medical, dental, life, disability, and a 401(k) plan which includes company matching contributions. The NEOs are eligible to participate in the same plans and to the same extent as most other salaried employees. The Company does not currently provide a deferred compensation plan for the senior officers. The Company maintains a legacy plan which no longer accepts new contributions. None of the NEOs are part of the legacy deferred compensation plan.

In addition, the Company sponsors a Supplemental Executive Retirement Plan (the “SERP”) which provides supplemental retirement benefits to certain NEOs. The SERP is discussed in further detail under the heading “Retirement Plans.”

Perquisites – Detailed Information

In general, the NEOs do not have different or greater benefits than other employees with the exception of financial planning services for the CEO, the use of a Company-owned car for the CEO, and an automobile allowance for the Head of International and Commercial Banking pursuant to an employment agreement entered into between him and the Company on September 7, 2005. The Compensation Committee reviews the perquisites provided to the NEOs annually as part of their overall review of executive compensation. Based on a review of competitive pay data provided by the outside compensation consultants, the Compensation Committee determined that the perquisites provided in 2015 are within an appropriate range of competitive compensation practices. Details about the NEOs perquisites, including the cost to the Company, are shown in the “Summary Compensation Table” under the “All Other Compensation” column on page 50 together with the accompanying footnotes.

2015 COMPENSATION DECISIONS FOR NAMED EXECUTIVE OFFICERS

The following contributions and achievements were taken into consideration by the Compensation Committee in making the 2015 compensation decisions. The 2015 performance-based bonus awards were based on 2015 financial performance and were paid to the NEOs in February 2016.

The Committee’s determination on each of these matters was based on the recommendation of Mr. Ng (except in the case of his own compensation), the parameters established by the executive’s employment agreement, if applicable, and the factors described below. In addition, in determining equity awards, the Committee considered its overall long-term incentive guidelines for all executives, which attempt to balance in the context of the competitive market for executive talent, the benefits of incentive compensation tied to performance of the Company’s common stock with the dilutive effect of equity compensation awards.

Dominic Ng

2015 Key Accomplishments

•     The 2015 compensation decisions below reflect both the long-term vision and leadership Mr. Ng has provided and the strong financial performance of the Company

•      In 2015, he continued to chart and drive the Company’s unique long-term organizational objective to build a “financial bridge” between the United States and Greater China

•      Mr. Ng brings to the Company long experience and deep first-hand knowledge of banking practices and the banking industry in both the United States and Greater China and also of U.S.–Greater China cross-border transactions and relations.

•     Under his leadership, the Company successfully executed on its bridge strategy and achieved its sixth consecutive year of record earnings, with diluted earnings per share totaling $2.66, which constitutes an increase of $0.25 or 10% from $2.41 in 2014. Our 10% increase in diluted EPS was higher than the 2015 Peer Group’s median and average increases of 5.3% and 6.9%, respectively.

•      For the sixth year in a row, the Company substantially outperformed its peer banks. Our one, three and five-year annualized TSR were 9.5%, 27.2% and 18.4% compared to the 2015 Peer Group averages of 5.90%, 16.8% and 11.3%.

•      In 2015, the Company was in the Top 4, 5 and 6 of all FDIC-insured commercial banks in the country with assets over $20 billion in terms of ROE, ROA and net interest margin, respectively.

Base Salary	Mr. Ng’s 2015 base salary was $1,000,000. For the fourth year in a row, the Compensation Committee decided not to increase Mr. Ng’s base salary and to focus on long-term and performance incentives.
Performance-based Bonus

In the first quarter of 2016, Mr. Ng received a performance-based bonus of $1,310,000 related to the 2015 fiscal year. Mr. Ng’s performance-based bonus award was 131% of his 2015 target bonus, and was determined based on the Company’s achievement of the corporate goals under the formula-based Performance Based Plan, as adjusted. Although the Company’s strong financial performance in 2015 was one of the best in the industry, the Compensation Committee used its downward discretion to reduce Mr. Ng’s bonus from the amount otherwise payable under the bonus formula (151% of base salary) due to regulatory matters and needing to meet regulatory expectations in BSA/AML and risk management.

Long-Term Incentives

In the first quarter of 2015, Mr. Ng received an LTI award of $4,000,000 of restricted stock units which is subject to the 100% achievement of challenging performance metrics and performance standards. All the LTI equity grants are subject to a three year cliff vesting schedule.

In addition, Mr. Ng received a $2.5 million cash payment on October 31, 2015, pursuant to a long-term performance award approved on July 26, 2011 by the Company’s Compensation Committee, which required the Company to satisfy applicable regulatory requirements for well-capitalized banks at the end of each fiscal year through the date of payment and achieve a minimum of the 60th percentile of TSR for its Peer Group from November 6, 2009 through the last day of the year prior to the 2015 payment date. The Company’s actual TSR from November 6, 2009 to December 31, 2014 was 380.72, which far exceed the 60th percentile of TSR for the Peer Group which was 109.77.

Julia S. Gouw

2015 Key Accomplishments

•      Contributions to sustained strong performance on Company-wide objectives over the long term and focus on stockholder value.

•      The Company’s strong overall goal achievement of the target goals reflects performance substantially better than the Peer Group.

Salary	Ms. Gouw’s 2015 base salary was $601,005. The base salary was not increased for 2016 due to a pre-planned retirement and was also unchanged in 2015.
Performance-based Bonus	In the first quarter of 2016, Ms. Gouw received a performance-based bonus of $707,518 related to the 2015 fiscal year. Ms. Gouw’s performance-based bonus award was 118% of her 2015 target bonus, and was determined based on the Company’s achievement of the corporate goals under the formula-based Performance Based Plan, as adjusted. Although the Company’s strong financial performance in 2015 was one of the best in the industry, the Compensation Committee used its downward discretion to reduce Ms. Gouw’s bonus from the amount otherwise payable under the bonus formula (151% of base salary) due to regulatory matters and needing to meet regulatory expectations in BSA/AML and risk management.

Long-Term Incentives

In the first quarter of 2015, Ms. Gouw received an LTI award of $650,000 of restricted stock units which is subject to the 100% achievement of challenging performance metrics and performance standards. All the LTI equity grants are subject to a three year cliff vesting schedule.

In addition, Ms. Gouw received a $1.25 million cash payment on October 31, 2015, pursuant to a long-term performance award approved on July 26, 2011 by the Company’s Compensation Committee, which required the Company to satisfy applicable regulatory requirements for well-capitalized banks at the end of each fiscal year through the date of payment and achieve a minimum of the 60th percentile of TSR for its Peer Group from November 6, 2009 through the last day of the year prior to the 2015 payment date. The Company’s actual TSR from November 6, 2009 to December 31, 2014 was 380.72, which far exceed the 60th percentile of TSR for the Peer Group which was 109.77.

Douglas P. Krause

2015 Key Accomplishments

•     Contributions to sustained strong performance on Company-wide objectives over the long term and focus on stockholder value.

•     Continued focus on enterprise-wide risk management and compliance.

•     Reduction of legal expenses and management of legal, compliance, risk management, governance and other matters.

Salary	Mr. Krause’s 2015 base salary was $375,000. The base salary was not increased for 2016 and was also unchanged in 2015.
Performance-based Bonus

In the first quarter of 2016, Mr. Krause received a performance-based bonus of $214,875 related to the 2015 fiscal year. Mr. Krause’s performance-based bonus was 96% of his 2015 target bonus. 50% of the possible bonus amount was determined based on the Company’s achievement of the corporate goals under the formula-based Performance Based Plan and goal achievement of these goals was 151%. 50% of the possible bonus amount was based on department goals, which were rated overall at 40% due to regulatory matters and needing to meet regulatory expectations in BSA/AML and risk management.

Long-Term Incentives

In the first quarter of 2015, Mr. Krause received an LTI award of $225,000 of restricted stock units which is subject to the 100% achievement of challenging performance metrics and performance standards. All the LTI equity grants are subject to a three year cliff vesting schedule.

Irene H. Oh

2015 Key Accomplishments

•     Contributions to sustained strong performance on Company-wide objectives over the long term and focus on stockholder value

•     Provided strong leadership, assumed additional responsibilities; and enhanced discipline around revenue opportunities; department goals achieved at above target levels

Salary

Ms. Oh’s 2015 base salary was $403,090. Her 2016 salary will be increased by 6%, to $430,000. The Compensation Committee took into consideration her strong leadership, external market standards and internal parity.

Performance-based Bonus

In the first quarter of 2016, Ms. Oh received a performance-based bonus of $366,257 related to the 2015 fiscal year. Ms. Oh’s performance-based bonus award was 151% of her 2015 target bonus and was determined based on the Company’s achievement of the corporate goals under the formula-based Performance Based Plan and the achievement of department goals.

Long-Term Incentives

In the first quarter of 2015, Ms. Oh received an LTI award of $250,000 of restricted stock units which is subject to the 100% achievement of challenging performance metrics and performance standards. All the LTI equity grants are subject to a three year cliff vesting schedule.

Andy Yen

2015 Key Accomplishments

•     Enhanced the Company’s bridge banking platform

•     Expanded the customer base and the capabilities of the Company’s China and Hong Kong operations

•     Expanded the customer base and capabilities of the Company’s U.S. Commercial Banking department.

Salary	Mr. Yen’s 2015 base salary was $370,977. His 2016 salary will be increased by 7%, to $400,000. The Compensation Committee took into consideration external market standards and internal parity.
Performance-based Bonus

In the first quarter of 2016, Mr. Yen received a performance-based bonus of $196,828 related to the 2015 fiscal year. Mr. Yen’s performance-based bonus award was 105% of his 2015 target bonus and was determined based on the Company’s achievement of the corporate goals under the formula-based Performance Based Plan and on the achievement of department goals.

Long-Term Incentives

In the first quarter of 2015, Mr. Yen received an LTI award of $275,000 of restricted stock units. All the LTI equity grants are subject to a three year cliff vesting schedule. (Mr. Yen was not an NEO in 2015, so he was not awarded performance shares in 2015.)

2016 EXECUTIVE COMPENSATION PROGRAM DECISIONS

The Compensation Committee met in February 2016 and made decisions with respect to the executive compensation program for 2016 with respect to our NEOs. Consistent with the long term strategy and risk management practices of the Company, and consistent with recent governance and compensation trends, the Company reduced the proportion of potential short term incentives and increased the proportion of potential long-term incentives. These compensation decisions, which will be described in more detail in next year’s Compensation Discussion & Analysis, are summarized follows:

The following salary decisions were made: Ms. Oh’s salary was adjusted to $430,000 and Mr. Yen’s salary was adjusted to $400,000, while the salaries of the other NEOs again remained unchanged.

Metrics for the financial objectives for the 2016 performance-based bonus plan will be earnings per share with a 50% weight, and total loan growth (excluding strategy loan sales) with a 50% weight. These goals continue to be closely tied to the strategic goals of the Company. The goals are each set with challenging targets. In order to meet the target goals set for earnings per share and loan growth, the performance of the Company must be substantially better than the projected performance of peers. These financial metrics will be given an overall 75% weighting.

•	The diluted earnings per share target metric of $2.82 represents a 6% increase in diluted earnings per share. Our target increase of 6% is in line with analysts’ expectations. A threshold goal of $2.74 per share, which represents a 3% increase from 2015, has been set, at which point 50% credit for goal achievement is given; no credit is given for diluted earnings per share below this level. 200% credit is given for goal achievement if earnings reach $2.90 per share, which would represent a 9% increase in diluted earnings per share from 2015.

•	Continuing to increase earnings at or above the rate of our peers is a particularly challenging goal in light of the fact that we have already achieved seven consecutive years of increased earnings per share and six years in a row of record earnings. It is also challenging with the reduction to earnings from the drop in accretion income from prior failed bank purchases and increased expenses due to our Written Agreement with the Federal Reserve Bank of San Francisco dated November 9, 2015 to enhance our BSA/AML program. It is challenging for an already high-performing bank to continue to increase earnings per share faster than peers and especially in light of the factors referenced above.

•	The loan growth metric of $25.60 billion of loans represents an 8% increase in loans from December 31, 2015. The calculation of achievement of this loan growth metric will exclude the effect of any potential loan sales because the focus of the metric is the Company’s ability to originate loans. A threshold goal of $24.89 billion of loans, a 5% increase, has been set, at which point 50% credit for goal achievement is given; no credit is given for loan growth below this level. 200% credit is given for goal achievement if loans reach $25.60 billion, which would represent an 8% increase in loans from 2015.

•	Continuing to grow loans at a faster rate than competitors is a goal we believe possible due to the bridge market focus and infrastructure the Company has built and continues to develop. Our goal is to grow loans in a safe and prudent manner while also maintaining a lower NPA/total asset ratio than our peers. Our loan growth goal should also be considered in relation to our financial metric goal of maintaining a ROA that is above peers which requires that loan growth be done with a pricing discipline to ensure that loan growth is not the result of “buying” market share.

Metrics used for strategic objectives considered under the 2016 performance-based bonus plan were set at a 25% weighting, the same as in 2015. These are not financial metrics but are important measurement tools for the Company to continue to focus on its risk management practices and core business strategies. The 25% weighting based on the achievement of risk management and strategic initiatives is tied to building the Company’s platform and positioning it for sustained growth in the future. The goals will be focused in three areas: 60% on BSA/AML and risk management, 20% on bridge banking, and 20% on talent and leadership in all areas of the Company consistent with the business model.

•	The BSA/AML and risk management strategic goal will be measured by the achievement of tasks under the BSA/AML written agreement with the Federal Reserve Board and the enhancement of the Bank’s overall risk management.

100% of the LTI awards granted in 2016 have challenging goals over a three-year performance period. LTI awards at 100% achievement were granted in the following amounts: Mr. Ng—$4,000,000; Mr. Krause—$350,000; Ms. Oh—$350,000; and Mr. Yen—$275,000. Due to a pre-planned retirement effective March 31, 2016, Ms. Gouw did not receive an LTI grant in 2016. The LTI awards of Messrs. Ng, Krause and Yen and of Ms. Oh are subject to the achievement of challenging performance metrics and performance standards as described below. All LTI awards comply with IRC Section 162(m) and are subject to a three year cliff vesting schedule.

•	The financial metrics used for 2016 LTI compensation equity grants continue to be closely tied to long-term financial performance that reflect the achievement of strategic and risk management goals of the Company to continue to build its bridge platform. In order to earn the full restricted stock unit award, the Company’s ROE, ROA and TSR must equal or exceed the 50th percentile of the 2015 Peer Group over each year of the three-year period from January 1, 2016 through December 31, 2018. The ROE and ROA goals each have a 37.5% weighting and the TSR goal has a 25% weighting. ROE, ROA and TSR at the 30th percentile results in 50% of the award being payable and the amount of the award is proportionately reduced from target for performance between the 30th and 50th percentile. No award is payable for performance below the 30th percentile. A 200% award will be given for performance at or above the 80th percentile with the award prorated between 100% at the 50th percentile and 200% at the 80th percentile.

•	We believe that ROE, ROA and TSR are some of the most significant metrics in measuring a bank’s long term performance and the alignment of the interests of management with those of stockholders. ROE is a direct measurement of the return on stockholders’ investment. The Company believes that for long term strategy and risk management purposes, ROA is an important and prudent metric, reflecting the Company’s achievement of its long term business model. TSR measures how much the Company’s stock price has risen or fallen over time. The new relative three-year TSR metric underscores the connection between executive pay and stockholders’ interests by measuring our ability to provide greater return to our stockholders than other regional banks. The three metrics evaluated together, help ensure the Company’s business model is sustainable and an appropriate risk/reward balance is being achieved. The target for ROE, ROA and TSR metrics is set at the 50th percentile level of the 2015 Peer Group, respectively. This is a challenging goal because of strong competition within our peer group.

OTHER COMPENSATION POLICIES AND INFORMATION

In addition to adhering to the processes described in the preceding sections, the Compensation Committee maintains a strong corporate governance culture with respect to executive compensation. It has adopted over the years various policies, including those described below, to further align executive compensation to performance and what the Company believes is the best interest of the stockholders.

Claw backs for Any Restatement; Executive Compensation Recovery Policy

The Company has adopted an Executive Compensation Recovery Policy for NEOs approved by the Compensation Committee. Under this policy, all annual performance-based bonus payments and annual LTI awards will be subject to claw back in the event of a restatement of the financial statements on which the performance bonus payments are based. The officer will be required to repay the Company the amount of any incentive payment or incentive award received in excess of what would have been paid based on the restated numbers. The claw back will be required without regard to the reason for the restatement.

Trading Restrictions; Pledging Stock

As set forth in the Company’s Insider Trading Policy, it is against Company policy for all employees, including its executive officers, to engage in speculative transactions in Company securities, which include but are not limited to trades in puts or calls in Company securities or selling Company securities short. In addition, under our Governance Guidelines, it is also against Company policy for NEOs to pledge their shares in the Company.

No Tax Gross Ups

We do not provide for any tax gross ups of excise or other taxes on severance or in connection with a change in control.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation meeting certain requirements. Although the Company does consider the impact of this rule when making compensation decisions, Company policy does not require all executive compensation to be tax-deductible. In the interest of flexibility and overall benefit for the Company’s stockholders, the Compensation Committee will continue to facilitate the awarding of responsible but adequate executive compensation while taking advantage of Section 162(m) whenever feasible. The Company believes that all performance-based compensation paid in 2015 and that will be paid pursuant to compensation decisions made in 2015 will be deductible under Section 162(m).

Outreach to Stockholders

The Compensation Committee regularly reaches out to stockholders to solicit their views on our executive compensation program and to make management available to answer questions or address concerns based on publicly- available information. Our compensation policies and practices continue to evolve based on this input, our review of correspondence submitted by stockholders to our Board and management, our review of market practice, our consideration of the advice of the Compensation Committee’s independent compensation consultant, our review of reports issued by proxy advisory firms and the results of the most recent annual “Say-on-Pay” vote by stockholders.

Compensation Program Risk Analysis

The Compensation Committee reviewed the Company’s compensation policies and practices for our NEOs, as well as the incentive plans for other employees and determined that our incentive compensation programs are not reasonably likely to have a material adverse effect on the Company. To conduct this review, the Company completed an inventory of its incentive compensation plans and policies. This evaluation covered a wide range of practices and policies including: the balanced mix between pay elements, short term and long term programs, caps on incentive payouts, governance controls in place to establish, review and approve goals, use of multiple performance measures, Compensation Committee discretion on individual awards, use of stock ownership guidelines, use and provisions in severance/change of control policies, use of the Executive Compensation Recovery Policy and Compensation Committee oversight of compensation programs.

As described in the report below, the Compensation Committee also evaluated, along with the Company’s Chief Risk Officer, the conformity of the criteria and targets of our compensation program with the risk profile of the Company and whether the proposed goals or the structure of the awards might have the inadvertent effect of encouraging excessive risk or other undesirable behavior.

REPORT BY COMPENSATION COMMITTEE

The following Compensation Committee Report is not deemed filed or incorporated by reference into any other document, including the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into any such filing by reference.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, the East West Bancorp, Inc. Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this 2016 Proxy Statement and be included by reference in its Annual Report on Form 10-K for the year ended December 31, 2015.

THE COMPENSATION COMMITTEE

Jack C. Liu, Chairman
Rudolph I. Estrada
Keith W. Renken

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The NEOs only receive compensation for services as executive officers and employees of the Bank, and no separate compensation is paid for their services to the Company. The table below and the accompanying footnotes summarize the 2015, 2014 and 2013 compensation for the NEOs (other than Mr. Yen for whom only 2015 compensation is shown as Mr. Yen was not a named executive officer in 2014 or 2013):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)

Dominic Ng	2015	$1,000,000	$-	$4,119,935	$-	$ 3,810,000	(5)	$-	$110,586	$9,040,521
Chairman and Chief	2014	1,000,000	-	3,249,986	-	1,540,000		-	69,984	5,859,970
Executive Officer	2013	1,000,000	-	2,250,000	-	2,401,500		-	59,770	5,711,271

Julia S. Gouw	2015	$601,005	$-	$669,511	$-	$ 1,957,518	(5)	$-	$14,237	$3,242,271
President and Chief	2014	598,088	-	499,981	-	912,693		-	10,882	2,021,644
Operating Officer	2013	580,667	-	600,000	-	934,184		-	18,248	2,133,099

Douglas P. Krause	2015	$375,000	$-	$231,784	$-	$214,875		$292,863	$25,461	$1,139,983
Executive Vice President,	2014	372,500	-	199,985	-	280,000		259,844	8,873	1,121,202
Chief Risk Officer,	2013	356,667	-	200,000	-	361,908		230,162	10,243	1,158,980
General Counsel and
Corporate Secretary

Irene H. Oh	2015	$403,090	$-	$257,501	$-	$366,257		$-	$13,475	$1,040,323
Executive Vice President	2014	387,500	-	199,985	-	395,000		-	9,800	992,285
and Chief Financial Officer	2013	359,228	-	225,000	-	376,988		-	18,131	979,347

Andy Yen	2015	$370,977	$-	$274,976	$-	$196,828		$-	$46,433	$889,214
Executive Vice President
and Head of International
Business Banking,
Commercial Banking

(1)	Represents the aggregate grant date fair values of the RSUs and performance-based RSUs granted in 2015, 2014, and 2013 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 718, Compensation—Stock Compensation. See the Company’s Annual Report on Form 10-K, Note 15 Stock Compensation to the Company’s Consolidated Financial Statements for the year ended December 31, 2015 on the Company’s accounting for share-based compensation plans. With the exception of Mr. Andy Yen’s restricted stock unit awards, all of the other NEO’s equity awards are performance-based awards with payouts that depend on the outcome of the performance criteria and the price of the Company’s common stock on the award certification date.

(2)	Represents incentive compensation received in 2016, 2015 and 2014 related to fiscal years 2015, 2014 and 2013, respectively.

(3)	Includes the year-to-date change in the actuarial present value of the accumulated benefit under the SERP.

(4)	2015 “All Other Compensation” includes:

Mr. Ng:	(i) Vacation cash-out of $56,731, (ii) Financial planning and administrative services of $38,695 and (iii) Company’s contributions under its 401(k) plan of $11,925.
Ms. Gouw:	(i) Company’s contributions under its 401(k) plan of $11,925.
Mr. Krause:	(i) Vacation cash-out of $15,865 and (ii) Company’s contributions under its 401(k) plan of $9,596.
Ms. Oh:	(i) Company’s contributions under its 401(k) plan of $11,925.
Mr. Yen:	(i) Car allowance of $18,692, (ii) Vacation cash-out of $15,994 and (iii) Company’s contributions under its 401(k) plan of $11,890.

Any perquisites that were not disclosed above did not individually exceed $10,000.

(5)	Includes performance-based cash awards of $2,500,000 and $1,250,000 for Mr. Ng and Ms. Gouw, respectively, which were paid in October 2015 and approved in July 2011. Refer to “Compensation Discussion and Analysis – Section One – Overview and Executive Summary – Elements of Compensation: Performance-Based Bonus in the Proxy Statement for Annual Meeting of Stockholders held on May 22, 2012 for additional information.

The table below summarizes the awards granted by the Compensation Committee to the NEOs in 2015:

2015 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of	Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#) (3)	Value of Equity Award ($) (4)
Dominic Ng	2/27/2015	$500,000	$1,000,000	$2,000,000	50,063	100,126	200,252	-	4,119,935

Julia S. Gouw	2/27/2015	300,503	601,005	1,202,010	8,136	16,271	32,542	-	669,511

Douglas P. Krause	2/27/2015	112,500	225,000	450,000	2,817	5,633	11,266	-	231,784

Irene H. Oh	2/27/2015	121,680	243,360	486,720	3,129	6,258	12,516	-	257,501

Andy Yen	2/27/2015	93,750	187,500	375,000	-	-	-	6,883	274,976

(1)	These grants show the potential payment for our NEOs under our formula-based Performance-Based Bonus Plan. Additional information regarding the Performance-Based Bonus Plan is discussed in the section “Compensation Discussion and Analysis – 2015 Compensation Decisions for Named Executive Officers” in this Proxy Statement. The actual payments the NEOs received are based upon performance attained and are included in the Non-Equity Incentive Plan Compensation column in the “Summary Compensation Table” above.

(2)	Represents performance-based RSUs that cliff vest on February 27, 2018, assuming that the employee remains employed through such date. Vesting is subject to meeting pre-established performance goals over multiple performance periods with the last performance period ending on December 31, 2017. Dividends are accrued and paid at the time of vesting.

Actual payout may range from zero to the maximum number of performance-based RSUs. Awards will be paid out 100% in stock in a number of shares equal to the number of performance-based RSUs vested. The target units represent the target number of performance-based RSUs granted on the grant date, and the Company’s TSR, ROA and ROE performance at the 50th percentile compared to the 2015 Peer Group for each year, representing a payout of 100%. Threshold units represent the Company’s TSR, ROA and ROE performance at the 30th percentile compared to the 2015 Peer Group for each year, resulting in a payout of 50% of the target number of performance-based RSUs. Maximum units represent the Company’s TSR, ROA and ROE performance at the 80th percentile and above compared to the 2014 Peer Group for each year, resulting in a payout of 200% of the target number of performance-based RSUs. The actual percentage payout would be linearly interpolated between the 30th percentile of the TSR, ROA and ROE performance (50% payout), the 50th percentile of the TSR, ROA and ROE performance (100% payout) and the 80th percentile of the TSR, ROA and ROE performance (200% payout). TSR is weighted at 25%, ROA and ROE are weighted equally at 37.5% each.

(3)	Represents RSUs that cliff vest on February 27, 2018 assuming that the employee remains employed through such date. There is no performance goal on these RSUs.

(4)	The assumptions applied in determining the grant date fair value are the same as those set forth in footnote 1 to the Summary Compensation Table.

The table below sets forth the outstanding equity awards held by the NEOs as of December 31, 2015. There were no outstanding option awards. With the exception of Mr. Andy Yen’s outstanding restricted stock unit awards, all of the outstanding equity awards are performance-based awards with payouts that depend on the outcome of the performance criteria and the price of the Company’s common stock on the award certification date. The performance-based awards have a term of three years, and will vest based on the achievement of the applicable performance criteria.

Outstanding Equity Awards at December 31, 2015

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stocks That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stocks That Have Not Vested ($) (2)
Dominic Ng	3/7/2013	89,109	(3)	$3,703,370	-		$-
	3/7/2014	117,594	(4)	4,887,207	58,796	(4)(5)	2,443,562
	2/27/2015	63,998	(6)	2,659,757	133,502	(5)(6)	5,548,343

Julia S. Gouw	3/7/2013	23,762	(3)	$987,549	-		$-
	3/7/2014	18,091	(4)	751,862	9,046	(4)(5)	375,952
	2/27/2015	10,400	(6)	432,224	21,695	(5)(6)	901,644

Douglas P. Krause	3/7/2013	7,920	(3)	$329,155	-		$-
	3/7/2014	7,236	(4)	300,728	3,618	(4)(5)	150,364
	2/27/2015	3,601	(6)	149,658	7,511	(5)(6)	312,157

Irene H. Oh	3/7/2013	8,911	(3)	$370,341	-		$-
	3/7/2014	7,236	(4)	300,728	3,618	(4)(5)	150,364
	2/27/2015	4,000	(6)	166,240	8,344	(5)(6)	346,777

Andy Yen	3/7/2013	-		$-	6,601	(7)	$274,338
	3/7/2014	-		-	6,784	(7)	281,943
	2/27/2015	-		-	6,883	(7)	286,057

(1)	Represents grants of performance-based RSUs. The vesting of the performance-based RSUs is subject to meeting the three-year service condition from the grant date and pre-established performance goals in each of the three years ending December 31 of the respective fiscal year. Dividends are accrued on the performance RSUs and paid at the time of vesting.

(2)	The amounts shown represent the number of shares or units shown in the column immediately to the left multiplied by the closing price on December 31, 2015 of the Company’s common stock as reported on NASDAQ, which was $41.56.

(3)	This performance-based RSU granted on March 7, 2013 cliff vested on March 7, 2016.

(4)	This performance-based RSU granted on March 7, 2014 cliff vests on March 7, 2017, assuming that the employee remains employed through such date.

(5)	The ultimate number of shares paid out may vary from the amount shown on the table, with the possibility of payout, ranging from no payout to maximum payout depending on the outcome of the performance criteria.

(6)	This performance-based RSU granted on February 27, 2015 cliff vests on February 27, 2018, assuming that the employee remains employed through such date.

(7)	Includes RSUs granted on March 7, 2013, 2014 and February 27, 2015 that cliff vested or will cliff vest on March 7, 2016, 2017 and February 27, 2018, respectively, assuming that the employee remains employed through such date.

The following table summarizes, for the NEOs, the option exercises and stock awards vested during 2015. The amounts reflected below show the number of shares acquired at the time of exercise or vesting, as applicable. The amounts reported as value realized are shown on a before-tax basis:

Option Exercises and Stock Vested in the 2015 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Dominic Ng	-	$-	90,703	$3,672,564
Julia S. Gouw	-	-	27,211	1,101,773
Douglas P. Krause	-	-	7,936	321,329
Irene H. Oh	-	-	9,071	367,285
James T. Schuler	-	-	11,338	459,076

(1)	The amount represents the number of shares vested multiplied by the closing price of the Company’s common stock on the NASDAQ on the vesting date. It excludes any reduction in value associated with the cancellation of shares to satisfy taxes.

Retirement Plans

We have two retirement plans. Our 401(k) Plan (the “401(k) Plan”) is a qualified retirement plan under the Code and is open to all employees of the Company and its subsidiaries with at least three months of service.

We also have a Supplemental Executive Retirement Plan (“SERP”) which was established in 2001 in order to provide supplemental retirement benefits to certain employees whose contributions to the 401(k) Plan are limited under applicable Internal Revenue Service regulations. The SERP was also intended as a retention incentive to ensure the continued employment of the officers participating in the plan. At the present time, only one NEO (Chief Risk Officer and General Counsel Douglas P. Krause) is accruing benefits under the SERP.

The following table presents certain information concerning pension benefits for the NEOs under the Company’s SERP:

Pension Benefits for the 2015 Fiscal Year

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Julia S. Gouw	Supplemental Executive Retirement Plan	19	$4,093,657	$292,223
Douglas P. Krause	Supplemental Executive Retirement Plan	19	2,020,647	-

In 2001, the Board designated certain employees as eligible to participate in the SERP. Of the NEOs, Ms. Gouw and Mr. Krause are the only current participants in the SERP. Benefits under the SERP include income generally payable either commencing upon a designated retirement date until age 80 or in a discounted lump sum if previously elected on or prior to December 31, 2008. A participant will be entitled to a projected benefit equal to 50% of his or her 2001 total compensation, adjusted 3% per year for cost of living. The designated retirement date is the 20th anniversary of employment by the Company and early retirement after 15 years is permitted with lower benefits. Upon a termination of employment for “cause” prior to completing 15 years of service and prior to a change in control, the participant forfeits all benefits. SERP benefits begin to vest after 15 years of service; however vesting accelerates to 100% upon a change in control of the Company. The participant is entitled to all vested benefits in the case of a termination without “cause.” When the SERP was established, the Company purchased life insurance contracts on the participants in order to finance the cost of these benefits. Due to the tax-advantaged effect of this life insurance investment, the return on the life insurance contracts will be approximately equal to the accrued benefits to the participants under the SERP, other than in the event of accelerated vesting because of a change of control. Additionally, as part of the life insurance contracts purchased when the SERP was established, beneficiaries of the SERP participants would be entitled to a death benefit. As of December 31, 2015, beneficiaries of the SERP participants would be entitled to death benefits of $21,580,000 for Mr. Ng, $4,143,681 for Ms. Gouw, and $7,740,000 for Mr. Krause. Although Mr. Ng is not currently a participant in the SERP, he was at the time it was established in 2001 and death benefits for his beneficiary remain in effect.

When Ms. Gouw retired from the Company on December 31, 2008, she had 19 years of service under theSERP and was eligible for early retirement under the SERP. Ms. Gouw is currently receiving distributions under the SERP. Ms. Gouw came out of retirement on November 30, 2009, to become the President and COO of the Company following the transformational acquisition of the operations of United Commercial Bank. Under the terms of the SERP, she continues to receive the annual distributions whether or not she is an active employee of the Company or any other company.

Mr. Krause had 19 years of service under the SERP as of December 31, 2015. As of December 31, 2015, the present value of the future benefit under the SERP after the 20th anniversary of employment calculated using an 8% discount rate, pursuant to the SERP documents, was $2,152,962 for Mr. Krause.

The SERP is an unfunded non-qualified plan, which means that the participants have no rights under the SERP beyond those of a general creditor of the Company, and there are no specific assets set aside by the Company in connection with the plan. There are accordingly, no assurances to the participants that upon retirement the Company will be able to pay the accrued benefits. The SERP is not an employment contract. There are no other Company plans that provide for specified retirement benefits, excluding those executives covered under the SERP and the 401(k) Plan.

Employment Agreements and Potential Payments Upon Termination or Change in Control

The Bank, the Company’s principal subsidiary, has entered into employment agreements with certain of the NEOs. This is intended to ensure that the Bank will be able to maintain a stable and competent management base.

CEO

The Bank entered into an employment agreement with its CEO, Mr. Ng, in June 1998 in connection with the sale of the Bank by its prior stockholders. This employment agreement was reapproved by the Board and amended on March 1, 2016 to provide for a termination date of March 1, 2019. In addition to a base salary and bonus to be determined annually, the employment agreement provides for, among other things, use of a Company car, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year.

In the event the Bank chooses to terminate Mr. Ng’s employment for any reason other than for cause (as defined in the employment agreement), or in the event of Mr. Ng’s resignation from the Bank upon (i) failure to re-elect him to his current offices; (ii) a material change in functions, duties or responsibilities; (iii) a relocation of his principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank; (v) a breach of the employment agreement by the Bank; or (vi) his death or permanent disability, Mr. Ng, or, in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of (i) the remaining payments due to him and the contributions that would have been made on his behalf to any employee benefit plans of the Bank during the remaining term of the employment agreement and (ii) three times the base salary currently in effect plus three times the preceding year’s bonus.

Under the assumption that Mr. Ng’s employment with the Company was terminated on December 31, 2015 for any reason other than cause, he would be entitled to receive severance payments totaling $7,047,012. Also, if Mr. Ng’s employment with the Company was terminated for any reason other than cause, his outstanding and unvested stock options, time-based and performance-based RSUs would become fully vested. If Mr. Ng’s employment with the Company was terminated for any reason other than cause on December 31, 2015, the market value of his RSUs which would accelerate in vesting is $19,242,239, respectively.

There is no employment contract with Mr. Ng that provides for any payments or early vesting of any stock options, or any RSUs upon a change of control.

President and COO

Ms. Gouw does not have an employment agreement or any other agreement providing her with severance or any other payments in connection with her termination or in connection with a change of control of the Company.

CFO

Ms. Oh does not have an employment agreement or any other agreement providing her with severance or any other payments in connection with her termination or in connection with a change of control of the Company.

Chief Risk Officer and General Counsel

The Bank entered into an employment agreement with its Chief Risk Officer and General Counsel, Mr. Krause, in 1999. This employment agreement was reapproved by the Board of Directors and amended on March 1, 2016 to provide for a termination date of March 1, 2019. In addition to a base salary and bonus to be determined annually, the employment agreement provides for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year.

In the event the Bank chooses to terminate Mr. Krause’s employment for any reason other than for cause (as defined in the employment agreement), or in the event of Mr. Krause’s resignation from the Bank upon (i) a material change in functions, duties or responsibilities; (ii) a relocation of principal place of his employment by more than 25 miles; (iii) liquidation or dissolution of the Bank; (iv) a breach of the employment agreement by the Bank; or (v) his death or permanent disability, Mr. Krause, or, in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of (vi) the remaining payments due to him and the contributions that would have been made on his behalf to any employee benefit plans of the Bank during the remaining term of the employment agreement and (vii) three times the base salary currently in effect plus three times the preceding year’s bonus.

Under the assumption that Mr. Krause’s employment with the Company was terminated on December 31, 2015, for any reason other than cause, he would be entitled to receive severance payments totaling $1,838,637. Also, if Mr. Krause’s employment with the Company was terminated for any reason other than cause, his outstanding and unvested stock options, time-based and performance-based RSUs would become fully vested. If Mr. Krause’s employment with the Company was terminated for any reason other than cause on December 31, 2015, the market value of his RSUs which would accelerate in vesting is $1,242,062.

There is no employment contract with Mr. Krause that provides for any payments or early vesting of any stock options, or any RSUs upon a change of control, other than the SERP described in more detail above. As noted, if a change in control occurred on December 31, 2015, Mr. Krause would immediately vest and be entitled to receive payments under the SERP. There is no additional incremental benefit from the accumulated benefit amount reported as of December 31, 2015 if a change in control occured on December 31, 2015.

Head of International and Commercial Banking

The Bank entered into an employment agreement with its Head of International and Commercial Banking, Mr. Yen, in 2005. In addition to a base salary and bonus to be determined annually, the employment agreement provides for, among other things, an automobile allowance of not less than $850 per month, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year.

In the event the Bank chooses to terminate Mr. Yen’s employment for any reason other than for cause, he will receive a severance payment of six month’s base salary. In addition, the employment contract with Mr. Yen provides for severance of two times current salary if he is terminated within 12 months of a change of control or if he resigns within 12 months of a change of control upon (i) reduction in his base salary, or automobile allowance, (ii) a material reduction in this duties; or (ii) a relocation of principal place of his employment by more than 35 miles.

Under the assumption that Mr. Yen’s employment with the Company was terminated on December 31, 2015, for any reason other than cause, he would be entitled to receive severance payments totaling $800,000. There is no employment contract with Mr. Yen that provides for any payments or early vesting of any stock options, or any RSUs upon a change of control.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is, or ever has been, an officer or employee of the Company or any of its subsidiaries.

Except as provided herein, there are no existing or proposed material transactions between the Company or the Bank and any of its executive officers, directors, or the immediate family or associates of any of the foregoing persons.

PROPOSAL 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal Snapshot

•	What am I voting on?

Stockholders are being asked to approve, on an advisory basis, the compensation of the Named Executive Officers for 2015 as described in the Compensation Discussion and Analysis section beginning on page 28 and the Compensation Tables section beginning on page 43.

•	Voting recommendation:

FOR the advisory vote to approve executive compensation. The Compensation Committee takes very seriously its stewardship responsibility to oversee the Company’s compensation programs and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer (“NEO”), but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We currently hold our Say-on-Pay vote every year.

We believe that the information provided in “Compensation Discussion and Analysis” beginning on page 28 demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. The sustained success of the Company’s bridge model between East and West is reflected in the following key metrics:

•	Sixth Consecutive Year of Record Earnings: Our diluted earnings per share (“EPS”) for the full year of 2015 were $2.66, which was an increase of $0.25 or 10.4% from $2.41 in 2014. Our 10.4% increase in diluted EPS was higher than the median and average increase of 5.3% and 6.9%, respectively, achieved by our KBW Regional Bank Peers. [10]

•	TSR Substantially Above Peer Group: Our one, three and five-year annualized Total Shareholder Return (“TSR”) of 9.5%, 27.2% and 18.4% were substantially above the KBW Regional Bank Peer averages of 5.9%, 16.8% and 11.3%, respectively. [11]

•	ROE Significantly Above Peer Group: Our return on equity (“ROE”) of 12.74% in 2015 was substantially above the KBW Regional Bank Peer median of 8.21% and average of 8.94%.

•	ROA Significantly Above Peer Group: Our return on assets (“ROA”) of 1.27% in 2015 was substantially above the KBW Regional Bank Peer median of 1.00% and average of 1.05%.

•	The Company was in the Top 4 in terms of ROE, Top 5 in terms of ROA, and Top 6 in terms of Net Interest Margin of all FDIC-insured commercial banks in the country with assets over $20 billion. [12]

•	Record Loans: Total loans receivable increased to a record $23.7 billion as of December 31, 2015 from $21.8 billion as of December 31, 2014.

•	Record Deposits: Total deposits grew to a record $27.5 billion as of December 31, 2015 from $24.0 billion as of December 31, 2014.

10 2015 EPS, ROE, ROA and NPA financial data for KBW Regional Bank Peers was obtained from SNL Financial LC.

11 Source from Keefe, Bruyette & Woods as of December 31, 2015.

12 2015 ROE, ROA and net interest margin financial data for all FDIC-insured commercial banks was obtained from SNL Financial LC.

•	Improvement in Credit Quality: Nonperforming assets (“NPA”) to total assets improved six basis points to 0.40% as of December 31, 2015, compared to 0.46% as of December 31, 2014. Our NPA to total assets is lower than the KBW Regional Bank Peer median of 0.58% and average of 0.61%.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of our named executive officers as reflected in this Proxy Statement and as disclosed pursuant to the compensation disclosure rules of the SEC, which disclosure includes the compensation discussion and analysis, the compensation tables and all related material.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee will consider the vote results when evaluating our compensation policies and practices in the future.

PROPOSAL 3
APPROVAL OF THE EAST WEST BANCORP, INC. 2016 STOCK INCENTIVE PLAN

Proposal Snapshot

•	What am I voting on?

Stockholders are being asked to approve the East West Bancorp, Inc. 2016 Stock Incentive Plan, as amended, restated and renamed from the 1998 Stock Incentive Plan (the “2016 Stock Incentive Plan”). The 2016 Stock Incentive Plan includes the following proposed material changes (please refer to Exhibit A for the entire proposed Plan):

•	An increase in the amount of shares available for grant by an additional 3,000,000 shares;

•	The Plan has been revised to include a “double-trigger,” such that stock awards do not vest unless there is a change in control of the Company combined with a termination of employment within a specified period following the change;

•	The Plan adds a minimum required vesting period for grants made under the Plan, so that awards are aligned with retention and performance incentives;

•	Both the “no liberal share counting” provisions and the “no repricing” provision of the Plan were strengthened.

•	Voting recommendation:

FOR the ratification of the approval of the amendments to the 2016 Stock Incentive Plan.

OVERVIEW OF 2016 STOCK INCENTIVE PLAN

The Company’s 2016 Stock Incentive Plan (the “Plan”) was originally established under the name 1998 Stock Incentive Plan and most recently approved by the Company’s stockholders on May 24, 2011. Upon recommendation of the Compensation Committee (the “Committee”), the Company’s Board of Directors adopted the amended, restated and renamed Plan on April 12, 2016, subject to stockholder approval.

The principal features of the Plan are summarized below. The description of the Plan provided below includes the amendments to the Plan. The summary is qualified in its entirety by the full text of the amended and restated Plan, which is set forth as Exhibit A to this Proxy Statement. The principal amendment is an increase of 3,000,000 in the total number of shares of common stock reserved for issuance as awards under the Plan. The maximum amount that may be paid under the Plan to any one participant during a calendar year under all performance awards under the Plan, including any form of awards based on the specified performance criteria remains, under the new Plan, 1,000,000 shares. The new Plan adds that non-employee directors may not be granted more than 100,000 shares in any calendar year. In addition, the amended Plan does not provide for automatic vesting of awards upon a change in control. Instead, the amended Plan utilizes the more conservative “double-trigger” vesting, under which awards vest if the participant’s employment is terminated following a change in control. The Plan also includes additional performance criteria to further increase flexibility with respect to grants of performance-based compensation and to permit the alignment of compensation with performance.

The Plan, as amended and restated, is being resubmitted to the Company’s stockholders, in accordance with Section 162(m) of the Internal Revenue Code (the “Code”), in order to allow the Company to provide certain performance-based compensation that is deductible for Federal income tax purposes. The affirmative vote of the stockholders on or prior to June 25, 2017 is required for approval of the amended and restated Plan. If the Plan is not approved by the Company’s stockholders, the Plan will remain in effect without amendment. Accordingly, if the stockholders of the Company do not approve the amended and restated Plan, there will be no increase in the number of shares available under the Plan, no change in the vesting criteria, and no addition of performance criteria. Consequently, employees will not be able to receive certain performance-based compensation under the Plan if stockholder approval is not obtained.

The Board of Directors recommends that stockholders vote “FOR” approval of the 2016 Stock Incentive Plan.

The Board believes that the Plan and the grants under the Plan have historically contributed substantially to the success of the Company. Since 2011, the year in which the Plan was last approved by stockholders, the Company has had strong performance and growth in a challenging economy due to the valuable contributions from our employees. The sustained success of the Company is reflected in the following key metrics:

•	Sixth Consecutive Year of Record Earnings: Our diluted earnings per share (“EPS”) for the full year of 2015 were $2.66, which was an increase of $0.25 or 10.4% from $2.41 in 2014. Our 10.4% increase in diluted EPS was higher than the median and average increase of 5.3% and 6.9%, respectively, achieved by our KBW Regional Bank Peers.[13]

•	TSR Substantially Above Peer Group: Our one, three and five-year annualized Total Shareholder Return (“TSR”) of 9.5%, 27.2% and 18.4% were substantially above the KBW Regional Bank Peer averages of 5.9%, 16.8% and 11.3%, respectively.[14]

•	ROE Significantly Above Peer Group: Our return on equity (“ROE”) of 12.74% in 2015 was substantially above the KBW Regional Bank Peer median of 8.21% and average of 8.94%.

•	ROA Significantly Above Peer Group: Our return on assets (“ROA”) of 1.27% in 2015 was substantially above the KBW Regional Bank Peer median of 1.00% and average of 1.05%.

•	The Company was in the Top 4 in terms of ROE, Top 5 in terms of ROA, and Top 6 in terms of Net Interest Margin of all FDIC-insured commercial banks in the country with assets over $20 billion.[15]

•	Record Loans: Total loans receivable increased to a record $23.7 billion as of December 31, 2015 from $21.8 billion as of December 31, 2014.

•	Record Deposits: Total deposits grew to a record $27.5 billion as of December 31, 2015 from $24.0 billion as of December 31, 2014.

•	Improvement in Credit Quality: Nonperforming assets (“NPA”) to total assets improved six basis points to 0.40% as of December 31, 2015, compared to 0.46% as of December 31, 2014. Our NPA to total assets is lower than the KBW Regional Bank Peer median of 0.58% and average of 0.61%.

Stockholder approval of the Plan will ensure the Company’s continuing ability to provide a flexible range of compensation awards, including performance-based compensation awards, under the Plan. An increase in the number of shares available for future grants is necessary to permit the Plan to continue to operate as intended. The additional amendments further expand the Company’s flexibility with respect to performance-based compensation. Unless otherwise specified thereon, proxies received in the accompanying form will be voted in favor of approval of the Plan.

13 2015 EPS, ROE, ROA and NPA financial data for KBW Regional Bank Peers was obtained from SNL Financial LC.

14 Source from Keefe, Bruyette & Woods as of December 31, 2015.

15 2015 ROE, ROA and net interest margin financial data for all FDIC-insured commercial banks was obtained from SNL Financial LC.

SUMMARY OF PLAN FEATURES

The purpose of the Plan is to:

•	enable the Company and its subsidiaries to attract, retain and motivate their employees, consultants and other service providers by providing for or increasing the proprietary interests of such employees, consultants and other service providers in the Company, and

•	enable the Company and its subsidiaries to attract, retain and motivate non-employee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Since its adoption in 1998, the Plan has been used primarily for the Company’s stock option incentive programs and restricted stock program. The Board believes that the Plan and the ability to issue performance restricted stock helps the Company compete for, motivate, and retain high-caliber employees and more closely links the interests of the employees and the stockholders of the Company by encouraging employees to focus on long-range objectives. All full-time employees of the Company have received annual grants of stock options or restricted stock under the Company’s Spirit of Ownership Program and most officers of the Company have received additional grants from time to time in connection with their performance reviews in recognition of their achievements and to retain and reward our vital human resources. The Company’s compensation philosophy, in compliance with guidance from our banking regulators, is shifting more towards equity based compensation. As such, it is important for the Company to have an adequate amount of shares to carry out this initiative.

Employees, non-employee directors, consultants and other service providers of the Company or any subsidiary are eligible to receive awards under the Plan. The Committee (as described in “Administration,” below) will determine which individuals will be participants, the types of awards to be made to participants and the terms, conditions and limitations applicable to the awards. It is expected that approximately 2,800 employees and nine non-employee directors will be eligible to participate in the Plan.

The maximum aggregate number of shares for which awards may be granted under the Plan is limited to the remaining shares of the Company’s common stock, $.001 par value (the “Common Stock”) available for grant immediately prior to stockholder approval of the amended and restated Plan plus an additional 3,000,000 shares of Common Stock, as provided in the amendments, subject to adjustment for stock splits, dividends and similar events. Common Stock which is subject to any unexercised or undistributed portion of any terminated, expired or forfeited award (or awards settled in cash in lieu of Common Stock) will become available for grant pursuant to new awards. However, shares delivered or withheld in satisfaction of the exercise price of an award or any tax withholding will not become available for grant pursuant to new awards. Stock appreciation rights to be settled in shares of Common Stock are counted in full against the number of shares available for award under the Plan regardless of the number of shares issued upon settlement of the stock appreciation right. The Committee may make such additional rules for determining the number of shares of Common Stock granted under the Plan as it deems necessary or appropriate. The Common Stock which may be issued pursuant to an award under the Plan may be treasury shares or authorized but unissued shares or Common Stock acquired, subsequently or in anticipation of the transaction, in the open market or otherwise to satisfy the requirements of the Plan, or any combination of such shares.

The maximum aggregate number of Common Shares available for grants of awards to any one non-employee director participant under the Plan shall not exceed 100,000 Common Shares per calendar year.

The Plan provides for the grant of incentive stock options (“ISOs”), as defined in Section 422 of the Code, and options which do not qualify as ISOs, known as nonqualified stock options (“NSOs,” and, together with ISOs, “options”). Options granted under the Plan may be accompanied by stock appreciation rights (“Tandem SARs”), and stock appreciation rights may be granted alone (“Stand Alone SARs,” and, together with Tandem SARs, “SARs”). Performance awards (“Performance Awards”) may also be granted under the Plan, which Performance Awards may be contingent on the performance of the Company, a subsidiary or subsidiaries, any branch, department, business unit or portion thereof or a participant. The Plan also provides for the granting of restricted stock and other awards including, without limitation, restricted stock units. All of the foregoing grants are sometimes referred to herein as “awards,” and the recipient of any award or grant is sometimes referred to herein as a “grantee.” The participants in the Plan will consist of those employees, non-employee directors, consultants or other service providers of the Company and its subsidiaries who are designated as grantees by the Committee administering the Plan, as described below.

The number of shares available under the Plan, any outstanding awards and individual per-person limits are automatically adjusted in the event of stock dividends and similar events. In the event the shares of Common Stock have been affected in such a way that an adjustment of outstanding awards is appropriate in order to prevent the dilution or enlargement of rights under the awards (including, without limitation, any extraordinary distribution, dividend in partial liquidation, dividend in property other than cash, spin-off, split-off or split-up), the Committee will make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding awards and adjustments to any exercise price specified in the outstanding awards.

No awards may be granted under the Plan after June 25, 2026 and no Performance Awards may be granted under the Plan subsequent to the Company’s annual meeting of stockholders in 2021.

Administration

The Plan will be administered by the Compensation Committee (the “Committee”), consisting of not less than two members of the Board. Each member of the committee must be an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an independent director under the rules of any stock exchange on which the Common Stock may be listed and under any other applicable regulatory requirements.

The Committee will periodically determine the participants in the Plan and the nature, amount, pricing, timing, and other terms of awards to be made to such individuals. The Committee has the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of shares of Common Stock or other securities, stock appreciation rights, or units granted, and the terms of any agreements evidencing such awards will be determined by the Committee, and its determination will be final and conclusive upon all parties in interest. Unless prohibited by applicable law or the rules of a stock exchange, the Committee may delegate responsibilities and powers under the Plan to others.

Stock Options

Options which may be granted by the Committee represent a right to purchase a specified number of shares of Common Stock at a specified price during such period of time as the Committee determines. The exercise price per share of Common Stock of any option will be no less than the fair market value per share of the Common Stock subject to the option on the date the option is granted. Fair market value, for purposes of the Plan, is the closing price per share of the Company’s Common Stock on NASDAQ for the date as of which fair market value is to be determined. The maximum number of shares of Common Stock for which options and SARs can be granted to any one employee under the Plan may not exceed 1,000,000 shares per calendar year.

An option may be exercised, in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. At the discretion of the Committee, the exercise price of the option may be paid in cash, by the tender of Common Stock already owned by the participant, by cash forwarded through a broker or other agent sponsored exercise or financing program, through a combination of the foregoing, or through such other means as the Committee determines are consistent with the Plan’s purpose and applicable law, including the net withholding of shares of stock through relinquishment of options. No fractional shares will be issued or accepted.

For ISOs, the aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation will not exceed $100,000.

Subject to the foregoing and the other provisions of the Plan, stock options granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined in its discretion by the Committee.

Stock Appreciation Rights

An SAR is a right to receive, upon surrender of the right, an amount payable in cash and/or shares of Common Stock under such terms and conditions as the Committee determines. An SAR may be granted in tandem with part or all of (or in addition to, or completely independent of) an option or any other award under the Plan. An SAR issued in tandem with a stock option may only be granted at the time of grant of the related option. The amount payable in cash and/or shares of Common Stock with respect to each SAR will be equal in value to a percentage (including up to a maximum of 100%) of the amount by which the fair market value per share of Common Stock on the exercise date exceeds the fair market value per share of Common Stock on the date of grant of the SAR. The applicable percentage will be established by the Committee. The exercise price of any SAR will be no less than the fair market value per share of the Common Stock subject to the SAR on the date the SAR is granted. The agreement evidencing the award may state whether the amount payable is to be paid wholly in cash, wholly in shares of Common Stock or partly in each. If the award agreement does not state the manner of payment, the Committee will determine the manner of payment at the time of payment. The amount payable in shares of Common Stock, if any, is determined with reference to the fair market value per share of Common Stock on the date of exercise. Tandem SARs are exercisable only to the extent that the options to which they relate are exercisable. Upon exercise of the Tandem SAR, and to the extent of such exercise, the participant’s underlying option will automatically terminate. Similarly, upon the exercise of the tandem option, and to the extent of such exercise, the participant’s related SAR will automatically terminate.

Repricing Prohibited

The Plan prohibits repricing of options, SARs or other purchase rights without further stockholder approval. Repricing means the grant of a new option or SAR in return for the cancellation or exchange of an award that has a higher grant price than the new award, the amendment of an outstanding award to reduce the grant price, the cancellation or exchange of an option or SAR at a time when the grant price is greater than the fair market value of the Common Stock or any action that would be treated, for accounting purposes, as a repricing. The grant of a substitute award under the anti-dilution and adjustment provisions explained under “General,” above, is not a repricing.

Other Terms of Options and SARs

No dividend equivalents may be granted in connection with any option or SAR. The term of any option or SAR may not exceed ten years from the date of grant.

Unless otherwise provided in a grantee’s award agreement, the following provisions of this paragraph will apply in the case of a grantee whose employment or service is terminated. If the employment or service of a grantee is terminated for reasons other than resignation by a grantee without the consent of the Company (or Board, in the case of a non-employee director), termination for cause, disability or death, all outstanding options and SARs held by the grantee immediately prior to termination of employment will be exercisable by the grantee (but only to the extent exercisable immediately prior to termination of employment) at any time prior to the expiration date of the option or SAR or within three months following the date of termination, whichever is the shorter period.

Following the death of a grantee during employment or service or termination by reason of disability, all outstanding options or SARs of the grantee will be exercisable (whether or not so exercisable immediately prior to the death of the grantee) by the person entitled to do so under the will of the grantee, or, if the grantee fails to make testamentary disposition of the option or SAR or dies intestate, by the legal representative of the grantee, at any time prior to the expiration date of the option or SAR or within one year after the date of death of the grantee, whichever is the shorter period. Following the death of a grantee after ceasing employment or service and within a period following termination of employment or service during which an option or SAR remains exercisable, all outstanding options or SARs of the grantee will be exercisable (but only to the extent exercisable immediately prior to the death of the grantee) by the person entitled to do so under the will of the grantee or, if the grantee shall fail to make testamentary disposition of the option or SAR or dies intestate, by the legal representative of the grantee, at any time prior to the expiration date of the option or SAR or within one year after the date of death of the grantee, whichever is the shorter period.

If a grantee resigns without the consent of the Company (or Board, in the case of a non-employee director), all outstanding options and SARs will be exercisable (but only to the extent exercisable immediately prior to the termination of employment) at any time prior to the expiration date of the option or SAR or within 30 days of the date of termination, whichever is the shorter period. If the employment of a grantee is terminated by the Company for cause or if the grantee is removed from the Board for cause, all outstanding options and SARs held by the grantee will terminate as of the date of termination of employment or removal.

Restricted Stock

Restricted stock is Common Stock that is issued to a participant and is subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the restricted stock and the requirement of forfeiture of the restricted stock upon termination of employment or service under certain specified conditions, including the failure to achieve performance conditions. The restriction period applicable to restricted stock must, in the case of a time-based restriction, be not less than three years, with no more frequent than ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine, provided that the Committee will not accelerate the vesting of, or waive the restrictions with respect to, restricted stock except in the case of death, disability or involuntary termination other than for cause. Subject to such restrictions as the Committee may impose, the participant will have, with respect to awards of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the restricted stock and the right to receive any dividends on such stock.

Unless otherwise provided in an award agreement, if the grantee of restricted stock ceases to be an employee or terminates service for any reason, any outstanding shares of restricted stock held by the grantee will vest or be forfeited according to the following provisions:

(i)          If a grantee ceases to be an employee, consultant, other service provider or non-employee director by reason of disability, death or retirement (as defined in an award agreement), any shares of restricted stock held by the grantee at the time of disability or death will immediately vest; and

(ii)         If a grantee ceases to be an employee, consultant, other service provider or non-employee director for any reason other than disability, death or retirement (as defined in an award agreement), any shares of restricted stock held by the grantee at the time of termination of employment will be immediately forfeited.

Restricted Stock Units

Restricted stock units are unfunded, unsecured rights to receive a share of Common Stock, or cash, that are subject to transfer or other restrictions as the Committee may impose. Restricted stock units are also subject to forfeiture if certain events specified by the Committee occur prior to the lapse of the restrictions. The restricted stock unit award agreement details the number of restricted stock units awarded, the restrictions imposed on the restricted stock units, the duration of those restrictions, the events the occurrence of which would cause a forfeiture of the restricted stock units and such other terms and conditions as the Committee deems appropriate. Restricted stock units are subject to the same three-year and one-year minimum vesting requirements applicable to restricted stock. Restricted stock units may include, in the discretion of the Committee, the right to receive dividend equivalents.

Performance Awards

Performance Awards may be granted under the Plan from time to time based on such terms and conditions as the Committee deems appropriate, consistent with the terms and purposes of the Plan. Performance Awards are awards the payment or vesting of which is contingent upon the achievement of specified levels of performance under specified “Performance Criteria” during a “Performance Period” by the Company, a subsidiary or subsidiaries, a branch, department, business unit or other portion thereof or the participant individually, and/or upon a comparison of such performance with the performance of a peer group of corporations or other measure selected or defined by the Committee at the time the Performance Award is granted. Performance Awards may be in the form of performance units, performance shares, performance-based options and such other forms of Performance Awards as the Committee determines. The maximum amount that may be paid in cash or in fair market value of Common Stock or other securities under all Performance Awards under the Plan paid to any one participant during a calendar year cannot exceed 1,000,000 shares, in the case of Performance Awards paid in Shares. In the case of multi-year Performance Periods, the amount which is earned in any one calendar year is the amount paid for the Performance Period divided by the number of calendar years in the period. In applying this limit, the amount of cash and the number of Shares earned by a Participant is measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years.

The Performance Criteria to be used in determining whether a Performance Award has been earned, the level of achievement of such Performance Criteria necessary for the Performance Award to be earned in whole or in part, and the Performance Period over which such performance will be measured will be determined by the Committee at the time a Performance Award is granted. Such Performance Criteria may be based on one or more of the following pre-established objective measures of performance during the Performance Period:

•	total stockholder return;

•	return on stockholder equity;

•	return on assets;

•	ratio of non-performing assets to total assets;

•	earnings per share;

•	deposits;

•	demand deposits, loans;

•	commercial business loans;

•	trade finance loans;

•	non-interest income;

•	expenses;

•	stock price.

The Committee may in its discretion also determine to use other objective performance measures as Performance Criteria.

Unless otherwise provided in an award agreement, the following provisions apply if the recipient of a Performance Award ceases to be an employee or terminates service for any reason prior to payment of the Performance Award:

(i)          If a grantee ceases to be an employee, consultant, other service provider or non-employee director by reason of disability, death or retirement (as defined in an award agreement), the employee will be entitled to a pro-rata portion of the Performance Award based upon the number of whole and partial months of employment or service during the Performance Period, contingent upon achievement of the performance goals and subject to any negative discretion retained by the Committee; and

(ii)         If a grantee ceases to be an employee, consultant, other service provider or non-employee director for any reason other than disability, death or retirement (as defined in an award agreement), any Performance Award shall be immediately forfeited.

Effect of Change in Control

Notwithstanding any other provision of the Plan to the contrary, and unless the award agreement otherwise provides, in the event the employment or service of a Plan participant is terminated by the Company and its affiliates without “cause” within three years following the occurrence of a Change in Control of the Company (as defined in Section 3(F) of the Plan), (i) all options and Stand-Alone SARs which are then outstanding will become fully vested and exercisable and (ii) all restrictions with respect to shares of restricted stock and restricted stock units which are then outstanding will lapse, and such shares and units will be fully vested and nonforfeitable, (iii) the uncompleted performance periods for all Performance Awards which are then outstanding shall be deemed to be completed, and all Performance Criteria and other conditions relating to such Performance Awards shall automatically be deemed waived for the entire performance period, and the participant shall become entitled to receipt of the target number of shares of Common Stock subject to such awards. Further, after a Change in Control, no administrative power given the Committee can be used to affect detrimentally the rights of any grantee with respect to any award which is outstanding immediately prior to the Change in Control.

Transferability

The Plan provides that awards cannot be assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution.

Possible Anti-Takeover Effect

The provisions of the Plan providing for the acceleration of the exercise date of stock options and SARs, the lapse of restrictions applicable to restricted stock and restricted stock units and the deemed achievement of Performance Criteria upon the occurrence of a termination of employment following a Change in Control, may be considered as having an anti-takeover effect.

Amendment and Termination

The Board may at any time amend, suspend or terminate the Plan. The Committee may at any time alter or amend any or all award agreements under the Plan to the extent permitted by law. However, no such action by the Board or by the Committee may impair the rights of participants under outstanding awards without the consent of the participants affected thereby. Further, the Board may not amend the Plan to the extent that such matters must be approved by the Company’s stockholders.

Payment of Taxes

The Plan provides for the withholding of applicable taxes required by law from all amounts paid to the participant in satisfaction of an award. This provides the authority to withhold cash, require cash payments or withhold or receive shares of Common Stock or property.

New Plan Benefits

The actual amount of awards to be received by or allocated to participants or groups under the Plan is not determinable in advance because the selection of participants who receive awards under the Plan, and the size and type of awards to such individuals and groups are generally determined by the Committee in its discretion.

Equity Compensation Plans

The following table sets forth information as of December 31, 2015 concerning common stock issuable under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	$-	3,016,324
Equity compensation plans not approved by security holders	-	-	-
Total	-	$-	3,016,324

Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of awards under present law.

Incentive Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee’s taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee’s tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a “disqualifying disposition,” the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee’s tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of the Company’s Common Stock. If shares of the Company’s Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer will be considered a “disqualifying disposition” of the shares transferred, but, under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, will be recognized.

Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a “disqualifying disposition.” Except as described in “Other Tax Matters” below, if an amount is treated as compensation received by an optionee because of a “disqualifying disposition,” the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Nonstatutory Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part with shares of the Company’s Common Stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option.

Except as described in “Other Tax Matters” below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

Stock Appreciation Rights. An awardee will not recognize any taxable income for Federal income tax purposes upon receipt of stock appreciation rights. The value of any Common Stock or cash received in payment of stock appreciation rights will be treated as compensation received by the awardee in the year in which the awardee receives the Common Stock or cash. The Company generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Restricted Stock. An awardee of restricted stock will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, an awardee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the awardee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the awardee and will be taxable in the year the restrictions lapse. Except as described in “Other Tax Matters” below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Restricted Stock Units. A grantee will not be subject to tax upon the grant of a restricted stock unit. Upon vesting of the restricted stock unit, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the cash and/or shares underlying the restricted stock units, the grantee will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by the Company or one of its subsidiaries. This amount of income will generally be subject to income tax withholding on the date of distribution. If any dividend equivalent amounts are paid to the grantee, they will be includible in the grantee’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding. Except as described in “Other Tax Matters” below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Performance Awards. An awardee who receives a performance award will not recognize any taxable income for Federal income tax purposes upon receipt of the award. The fair market value of the shares on the date the performance condition is determined to be achieved will be treated as compensation income to the awardee and will be taxable in the year the performance condition is achieved (if, in the case of performance share awards, the awardee does not make a Section 83(b) election upon the receipt of the performance shares, in which case the awardee would recognize compensation income on the date of the award). Any cash received pursuant to a performance award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash. Except as described in “Other Tax Matters” below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Other Tax Matters. The exercise by an awardee of a stock option or stock appreciation right, the lapse of restrictions on restricted stock or restricted stock units or the achievement or fulfillment of performance awards following the occurrence of a Change in Control, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of the Company’s Common Stock or cash resulting from such exercise or deemed achievement or fulfillment of performance awards or, in the case of restricted stock or restricted stock units on all or a portion of the fair market value of the shares or units on the date the restrictions lapse and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above. The Company and its subsidiaries may lose a compensation deduction, which would otherwise be allowable, for all or a part of compensation paid in the form of (i) restricted stock or restricted stock units or (ii) performance awards based on performance criteria other than those specified in the Plan, if, as of the close of the tax year, the employee is the Chief Executive Officer of the Company (or acts in that capacity) or is another “covered employee” as defined under the Code (other than the Chief Executive Officer), if the total compensation paid to such employee exceeds $1,000,000.

Vote Required for Approval

Approval of the adoption of the Plan requires the affirmative vote of a majority of the outstanding shares of stock present in person or by proxy and entitled to vote at the meeting.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Snapshot

•	What am I voting on?

Stockholders are being asked to ratify the appointment of KPMG LLP, a registered public accounting firm, to serve as the Company’s Independent Auditors for the fiscal year ending December 31, 2016. Although the Audit Committee has the sole authority to appoint the independent auditors, as a matter of good corporate governance, the Board submits its selection of the independent auditors to our stockholders for ratification. If the stockholders should not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment.

•	Voting recommendation:

FOR the ratification of the appointment of KPMG LLP as independent auditors.

KPMG LLP has been approved by the Audit Committee of the Company to be the independent auditors of the Company for the 2016 fiscal year. The stockholders are being asked to ratify the selection of KPMG LLP. If the stockholders do not ratify such selection by the affirmative vote of a majority of the votes cast, the Audit Committee will reconsider its selection. Under applicable SEC regulations, the selection of the independent auditors is solely the responsibility of the Audit Committee.

Representatives from the firm of KPMG LLP will be present at the Annual Meeting to respond to stockholders’ questions and will be given the opportunity to make a statement if they desire to do so.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents information regarding the aggregate fees billed for services rendered by KPMG LLP for the fiscal years ended December 31, 2015 and 2014, respectively.

	2015	2014
Audit Fees (a)	$2,638,000	$2,220,000
Audit-Related Fees (b)	43,000	96,000
Tax Fees (c)	-	8,000
All Other Fees (d)	23,000	-
	$2,704,000	$2,324,000

(a)	Audit fees consist of fees for professional services rendered by KPMG for the audit of the Company’s consolidated financial statements in the Form 10-K and review of consolidated financial statements included in the Form 10-Qs, including services normally provided by an accountant in connection with statutory and regulatory filings or engagements.
(b)	Audit-related fees consist of fees for certain professional services provided by KPMG Hong Kong in connection with the review of regulatory filings for the Bank’s Hong Kong branch.
(c)	Tax fees include fees for tax compliance, planning and advisory services.
(d)	All other fees include fees for continuing professional education services.

AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with SEC rules regarding auditor independence, the Audit Committee is responsible for appointing, setting fees for and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility and in accordance with the Exchange Act, it is the policy of the Audit Committee to pre-approve all permissible services provided by our independent registered public accounting firm, except for minor audit-related engagements which in the aggregate do not exceed 5% of the fees we pay to our independent registered public accounting firm during a fiscal year.

Each year, prior to engaging our independent registered public accounting firm, management submits to the Audit Committee for approval a list of services expected to be provided during that fiscal year within each of the three categories of services described below, as well as related estimated fees, which are generally based on time and materials.

Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and discussions surrounding the proper application of financial accounting and/or reporting standards.

Audit-related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, statutory audits, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

Tax services include compliance and other non-advisory services performed by the independent registered public accounting firm when it is most efficient and effective to use such firm as the tax service provider.

As appropriate, the Audit Committee then pre-approves the services and the related estimated fees. The Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.

REPORT BY THE AUDIT COMMITTEE

The following Audit Committee Report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report therein.

The Audit Committee operates pursuant to a written charter most recently adopted by the Company’s Board on February 26, 2015. The Company’s Audit Committee Charter is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations — Corporate Information — Governance Documents.

The Board has determined that each of the members of the Audit Committee is independent under the standards of Rule 5605(a)(2) of NASDAQ’s listing standards.

In performing its function, the Audit Committee has among other tasks:

•	reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2015 with management and with the independent registered public accounting firm;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees; and

•	received from the independent registered public accounting firm written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent registered public accounting firm, their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

THE AUDIT COMMITTEE

Keith W. Renken, Chairman
Molly Campbell
Rudolph I. Estrada
Lester Sussman

OTHER INFORMATION

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table presents the beneficial ownership of the Company’s Common Stock as of March 28, 2016, by (i) each person or entity known to the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) the directors and director nominees, (iii) the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three highest compensated executive officers whose total annual compensation in 2015 exceeded $100,000 (the “Named Executive Officers” or “NEOs”), and (iv) all directors and executives, as a group:

Name and Address of Beneficial Owner	Common Stock Number of Shares Beneficially Owned	Percent of Class
5% Holders
BlackRock, Inc. (1)
55 East 52nd Street
New York, NY 10055	10,641,064	7.4%
Vanguard Group, Inc.(2)
100 Vanguard Boulevard
Malvern, PA 19355	9,686,101	6.7%
Capital Research Global Investors (3)
333 South Hope Street 55th Floor
Los Angeles, CA 90071	8,680,000	6.0%
Capital World Investors (4)
333 South Hope Street 55th Floor
Los Angeles, CA 90071	7,198,000	5.0%
Directors and Executive Officers (5)
Molly Campbell	2,159	*
Iris S. Chan	17,201	*
Rudolph I. Estrada	15,179	*
Julia S. Gouw (6)	2,000	*
Paul H. Irving	20,037	*
Douglas P. Krause	59,190	*
John M. Lee	313,558	*
Herman Y. Li	52,230	*
Jack C. Liu	28,137	*
Dominic Ng (7)	617,165	*
Irene H. Oh	37,972	*
Keith W. Renken (8)	77,683	*
Lester M. Sussman	3,446	*
Andy Yen	36,042	*
All Directors and Executive Officers, as a group (14 persons)	1,281,999	*

*  Less than 1%.

(1)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2015, based on the Schedule 13G/A filed by BlackRock, Inc. on January 26, 2016. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 10,044,769 shares and sole dispositive power with respect to 10,641,064 shares of the Company’s common stock.

(2)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2015, based on the Schedule 13G/A filed by Vanguard Group, Inc. on February 11, 2016. According to the Schedule 13G/A, Vanguard Group, Inc. has sole voting power with respect to 103,238 shares, shared voting power with respect to 6,600 shares, sole dispositive power with respect to 9,584,763 shares and shared dispositive power with respect to 101,338 shares of the Company’s common stock.

(3)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2015, based on the Schedule 13G filed by Capital Research Global Investors, a division of Capital Research and Management Company (“CRMC”), on February 12, 2016. According to the Schedule 13G, Capital Research Global Investors has sole voting power with respect to 8,680,000 shares and sole dispositive power with respect to 8,680,000 shares of the Company’s common stock as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(4)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2015, based on the Schedule 13G filed by Capital World Investors, a division of Capital Research and Management Company (“CRMC”) on February 12, 2016. According to the Schedule 13G, Capital World Investors has sole voting power with respect to 7,198,000 shares and sole dispositive power with respect to 7,198,000 shares of the Company’s common stock as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(5)	Excludes time-based or performance-based restricted stock units (“RSUs”) that were not vested as of March 28, 2016. There were no time-based or performance based RSUs that are expected to vest within 60 days from March 28, 2016.
(6)	2,000 of these shares are owned by family members for whom Ms. Gouw has voting and investment power; Ms. Gouw disclaims any beneficial interest in such shares.
(7)	53,000 of these shares are held in two trusts, for the benefit of family members, for which Mr. Ng has voting and investment power.
(8)	32,000 of these shares are owned by a partnership for which Mr. Renken, as a partner, has voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and any persons holding more than ten percent of a registered class of the Company’s equity securities file with the SEC and each exchange on which the Common Stock is publicly listed, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and stockholders holding greater than ten percent are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports on Forms 3, 4, and 5 provided during the fiscal year ended December 31, 2015, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be included in the proxy materials for the 2017 annual meeting of stockholders must be received by the Secretary of East West Bancorp, Inc. 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101 by December 15, 2016 (120 days prior to the anniversary of this year’s mailing date).

Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the Proxy Statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and by the Company, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2017 annual meeting of stockholders is February 28, 2017 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, Proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal without discussion when and if the proposal is raised at the 2017 annual meeting of stockholders.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at the Annual Meeting. The enclosed Proxy grants the Proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

ANNUAL REPORT ON FORM 10-K

Our financial statements for the fiscal year ended December 31, 2015 are included in our Annual Report on Form 10-K, which was filed with the SEC and which we will make available to stockholders at the same time as this Proxy Statement. Our annual report and this Proxy Statement are posted on our website at www.eastwest.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, East West Bancorp, Inc., 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101.The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 will be mailed to all stockholders. The annual report on Form 10-K includes financial statements required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2015, and the report thereon of KPMG LLP, the Company’s independent registered public accounting firm.

OTHER BUSINESS

Management knows of no business, which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the Proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board and authority to do so is included in the Proxy.

EAST WEST BANCORP, INC.

DOUGLAS P. KRAUSE
Corporate Secretary

Pasadena, California

April 13, 2016

EXHIBIT A

(2016 East West Bancorp, Inc. Stock Incentive Plan)

EAST WEST BANCORP, INC.
2016 STOCK INCENTIVE PLAN
(As Amended and Restated through April 12, 2016)

Section 1. PURPOSE OF PLAN

This East West Bancorp, Inc. 2016 Stock Incentive Plan (the “Plan”) was established under the name 1998 Stock Incentive Plan (“1998 Plan”). The 1998 Plan hereby is amended, restated, and renamed as set forth herein, effective upon and subject to the approval of the stockholders of East West Bancorp, Inc., a Delaware corporation (the “Company”). The purpose of this Plan is to enable the Company and its subsidiaries to attract, retain and motivate their employees, consultants and other service providers by providing for or increasing the proprietary interests of such employees, consultants and other service providers in the Company, and to enable the Company and its subsidiaries to attract, retain and motivate nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Each of the following persons (each, a “Participant”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee, (2) any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries (a “Non-employee Director”) and (3) any consultant or other service provider of the Company or any of its subsidiaries.

Section 3. AWARDS

(A) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company (“Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(B) Awards may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative; provided that Non Qualified Stock Options may not be granted in tandem with Incentive Stock Options, as such terms are hereinafter defined. Dividend equivalents may not be issued in connection with stock options or stock appreciation rights.

(C) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

(D) In the discretion of the Committee, Common Shares or other types of Awards authorized under the Plan may be used in connection with, or to satisfy obligations of the Company or an affiliate to eligible employees, consultants, other service providers and Non-employee Directors under, other compensation or incentive plans, programs or arrangements of the Company or an affiliate. The minimum vesting provisions contained within the Plan may be satisfied by reference to the vesting or performance period of any such other compensation or incentive plan, program or arrangement the obligations of which are satisfied through the use of Awards under the Plan.

(E) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, in whole or in part, by any one or more of the following:

(a) the delivery of cash, including cash forwarded through a broker or other agent sponsored exercise or financing program;

(b) the delivery of other property deemed acceptable by the Committee; or

(c) the delivery of previously owned shares of capital stock of the Company or other property or the net withholding of Common Shares issuable or through relinquishment of stock options.

(ii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (an “Incentive Stock Option” qualified under the “Code”); provided, however, that no Award issued to any non-employee or any Non-employee Director may qualify as an Incentive Stock Option.

(F) For the purposes of the Plan, “Change of Control” shall mean the first to occur of the following events:

(I)         any date upon which the directors of the Company who were last nominated by the Board of Directors (the “Board”) for election as directors cease to constitute a majority of the directors of the Company, excluding any directors who were nominated by those that became directors as a result of a contested director election (proxy contest);

(II)        the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing over 50% of the voting power of the Company (an “over 50% Stockholder”); provided, however, that the terms “person” and “entity,” as used in this clause (II), shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan or (4) any person or entity who was an over 50% Stockholder on the date of adoption of the Plan by the Board; or

(III)       a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the purpose of which is (A) to change the Company’s domicile solely within the United States or (B) the formation of a holding company in which the shareholders of the holding company after its formation are substantially the same as for the Company prior to the holding company formation), the consummation of which results in the outstanding securities of any class then subject to Awards being exchanged for or converted into cash, property or a different kind of securities.

(G) The Committee will have the authority to accelerate the vesting of any Award previously granted under this Plan in the case of death or disability.

(H) Notwithstanding anything to the contrary contained in this Section 3, neither an Award nor any interest therein may be sold, assigned, transferred, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

(I) All certificates evidencing Awards or Common Shares issued pursuant thereto shall bear any legend determined by the Board or the Committee to be necessary or appropriate.

3.1 Stock Options

A stock option is a right to purchase a specified number of Common Shares at a specified price during such specified time as the Committee shall determine.

(a) Stock options granted may be either Incentive Stock Options or of a type that does not comply with such Code requirements (“Non Qualified Stock Options”). The requirements imposed by the Code and the regulations thereunder for qualification as an Incentive Stock Option, whether or not specified in this Plan, shall be deemed incorporated within any Award agreement pertaining to an Incentive Stock Option.

(b) The exercise price per Common Share of any stock option shall be no less than the Fair Market Value per Share subject to the stock option on the date the stock option is granted, except that in the case of an Incentive Stock Option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary (a “Ten Percent Employee”), the exercise price per Common Share shall not be less than one hundred ten percent (110%) of such Fair Market Value per Common Share on the date the Incentive Stock Option is granted.

“Fair Market Value” means, as of any date of determination, the most recent closing price per share of the Common Shares as published in The Wall Street Journal unless otherwise determined by the Committee.

(c) The term of any stock option shall not be greater than ten years from its date of grant, except that in the case of an Incentive Stock Option granted to a Ten Percent Employee, such term shall not be greater than five years.

(d) A stock option may be exercised, in whole or in part, by giving written notice of exercise to the Company, specifying the number of Common Shares to be purchased, and the stock option may be subject to performance conditions and other terms as the Committee may determine from time to time, consistent with the Plan.

(e) Notwithstanding any other provision contained in the Plan or in any Award agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 3.1(e), the aggregate Fair Market Value on the date of grant, of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000, or such other or successor limit imposed by the Code. If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any Award agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Non Qualified Stock Options.

(f) Unless otherwise provided in an Award agreement, if the recipient of a stock option ceases to be an employee, consultant, other service provider or Non-employee Director of the Company and its subsidiaries for any reason, any outstanding stock options held by the optionee shall be exercisable according to the following provisions and shall otherwise terminate:

(i) If an optionee ceases to be an employee, consultant, other service provider or Non-employee Director for any reason other than resignation without the consent of the Company (or the Board, in the case of a Non-employee Director), termination for cause, disability or death, any then outstanding stock option held by such optionee which is exercisable by the optionee immediately prior to termination shall be exercisable by the optionee at any time prior to the expiration date of such stock option or within three months after the date the optionee terminates service, whichever is the shorter period;

(ii) If the optionee is terminated from employment or removed from the Board for cause, any outstanding stock option held by the optionee, whether or not exercisable immediately prior to termination, shall terminate as of the date of termination or removal;

(iii) If an optionee resigns without the consent of the Company (or the Board in the case of a Non-employee Director), any then outstanding stock option held by such optionee which is exercisable by the optionee immediately prior to termination shall be exercisable by the optionee at any time prior to the expiration date of such stock option or within thirty days after the date the optionee terminates service, whichever is the shorter period;

(iv) Following the death of an optionee during employment or service with the Company or a subsidiary or termination by reason of disability, any outstanding stock option held by the optionee at the time of death or termination of service (whether or not exercisable by the optionee immediately prior to death or termination of service) shall be exercisable by the optionee or person entitled to do so under the will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee at any time prior to the expiration date of such stock option or within one year after the date of death or termination of service, whichever is the shorter period; and

(v) Following the death of an optionee after ceasing to be an employee, consultant, other service provider or Non-employee Director and during a period when a stock option is exercisable, any outstanding stock option held by the optionee at the time of death shall be exercisable by such person entitled to do so under the will of the optionee or by such legal representative (but only to the extent the stock option was exercisable by the optionee immediately prior to the death of the optionee) within one year after the date of death, but not later than the expiration date of such stock option.

(g) Except as provided in Section 7, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel or replace outstanding stock options or stock appreciation rights in exchange for cash, other Awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

3.2 Stock Appreciation Rights

A stock appreciation right is a right to receive, upon surrender of the right, an amount payable in cash and/or Common Shares under such terms and conditions as the Committee shall determine.

(a) A stock appreciation right may be granted in tandem with part or all of (or in addition to, or completely independent of) a stock option or any other Award under this Plan. A stock appreciation right issued in tandem with a stock option may only be granted at the time of grant of the related stock option.

(b) The amount payable in cash and/or Common Shares with respect to each right shall be equal in value to a percentage (including up to a maximum of 100%) of the amount by which the Fair Market Value per Common Share on the exercise date exceeds the Fair Market Value per Common Share on the date of grant of the stock appreciation right. The applicable percentage shall be established by the Committee. The exercise price for a stock appreciation right shall be no less than the Fair Market Value per Common Share subject to the stock appreciation right on the date the stock appreciation right is granted. The Award agreement may state whether the amount payable is to be paid wholly in cash, wholly in Common Shares or partly in each; if the Award agreement does not so state the manner of payment, the Committee shall determine such manner of payment at the time of payment. The amount payable in Common Shares, if any, is determined with reference to the Fair Market Value per Common Share on the date of exercise. The term of a stock appreciation right shall not be greater than ten years from its date of grant.

(c) Stock appreciation rights issued in tandem with stock options shall be exercisable only to the extent that the stock options to which they relate are exercisable. Upon exercise of the tandem stock appreciation right, and to the extent of such exercise, the Participant’s underlying stock option shall automatically terminate. Similarly, upon the exercise of the tandem stock option, and to the extent of such exercise, the Participant’s related stock appreciation right shall automatically terminate.

(d) Notwithstanding any other provision of this Plan to the contrary, with respect to a stock appreciation right granted in connection with an Incentive Stock Option: (i) the stock appreciation right will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the stock appreciation right may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Common Shares subject to the underlying Incentive Stock Option at the time the stock appreciation right is exercised; and (iii) the stock appreciation right may be exercised only when the Fair Market Value of the Common Shares subject to the Incentive Stock Option exceeds the per Common Share exercise price of the Incentive Stock Option.

(e) Unless otherwise provided in an Award agreement, the post termination provisions of Section 3.1(f) shall also apply to stock appreciation rights.

3.3 Restricted Stock

(a) Restricted stock is stock that is issued to a Participant and is subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the restricted stock and the requirement of forfeiture of the restricted stock upon termination of service under certain specified conditions and/or the failure to achieve performance conditions, including conditions relating to the Performance Criteria, as hereinafter defined. The restriction period applicable to restricted stock shall, in the case of a time based restriction, be not less than three years, with no more frequent than ratable vesting over such period or, in the case of a performance based restriction period, be not less than one year. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine; provided, however, except in the case of death, disability or involuntary termination other than for cause, the Committee will not accelerate the vesting of, or waive the restrictions with respect to, restricted stock. Subject to the restrictions stated in this Section 3.3 and in the applicable Award agreement, the Participant shall have, with respect to Awards of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the restricted stock and the right to receive any cash dividends on such Common Shares. Unless otherwise determined by the Committee, dividends or other distributions on restricted stock which are paid in Common Shares or other securities or property shall be held subject to the same terms, conditions and restrictions as the restricted stock on which they are paid.

(b) Unless otherwise provided in an Award agreement, if the recipient of restricted stock ceases to be an employee, consultant, other service provider or Non-employee Director of the Company and its subsidiaries for any reason, any outstanding shares of restricted stock held by the awardee shall vest or be forfeited according to the following provisions:

(i) If an awardee ceases to be an employee, consultant, other service provider or Non-employee Director by reason of death, disability or retirement (as defined in an Award agreement), any shares of restricted stock held by the awardee at the time of termination of service shall immediately vest;

(ii) If an awardee ceases to be an employee, consultant, other service provider or Non-employee Director for any reason other than death, disability or retirement (as defined in an Award agreement), any shares of restricted stock held by the awardee at the time of termination of service shall be immediately forfeited.

3.4 Performance Awards

(a) Performance awards may be granted under this Plan from time to time based on such terms and conditions as the Committee deems appropriate; provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Performance awards are Awards the payment or vesting of which is contingent upon the achievement of specified levels of performance under specified Performance Criteria, as hereinafter defined, or other performance criteria specified by the Committee, during a specified performance period by the Company, a subsidiary or subsidiaries, any branch, department, business unit or other portion thereof or the Participant individually, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior performance periods or other measure selected or defined by the Committee at the time the performance award is granted. Performance awards may be in the form of performance units, performance shares, performance-based options pursuant to Section 3.1 and such other forms of performance awards as the Committee shall determine. The performance period applicable to performance awards shall be no less than one year, except in the case of earlier termination due to death, disability, retirement or Change of Control.

(b) Following completion of the applicable performance period, and prior to any payment of a performance award to the Participant, the Committee shall determine in accordance with the terms of the performance award and shall certify in writing whether the applicable performance goal or goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance, subject to any negative discretion retained by the Committee. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance awards are not intended to provide for the deferral of compensation, such that, unless a deferred election or arrangement is otherwise offered consistent with Section 409A of the Code, payment of performance awards shall be paid within two and one-half months following the end of the calendar year in which vesting occurs or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

(c) Unless otherwise provided in an Award agreement, the following provisions shall apply if the recipient of a performance award ceases to be an employee, consultant, other service provider or Non-employee Director of the Company and its Participating subsidiaries for any reason prior to payment of the performance award:

(i) If an awardee ceases to be an employee, consultant, other service provider or Non-employee Director by reason of disability, death or retirement (as defined in an Award agreement) during the performance period, the Employee will be entitled to a pro-rata portion of the performance award based upon the number of whole and partial months of service during the performance period, contingent upon achievement of the performance goals and subject to any negative discretion retained by the Committee;

(ii) If an awardee ceases to be an employee, consultant, other service provider or Non-employee Director for any reason other than disability, death or retirement (as defined in an Award agreement) during the performance period, any performance award shall be immediately forfeited.

3.5 Other Awards

The Committee may from time to time grant Common Shares, other Share-based and non-Share-based Awards under the Plan (singly, in tandem or in combination with other Awards), including without limitation those Awards pursuant to which Common Shares are or may in the future be acquired, Awards denominated in Common Share units (including, without limitation, restricted stock units), securities convertible into Common Shares, phantom securities, dividend equivalents and cash. The Committee shall determine the terms and conditions of such other Common Shares, Share-based and non-Share-based Awards, provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Other Awards are not intended to provide for the deferral of compensation, such that, unless a deferred election or arrangement is otherwise offered consistent with Section 409A of the Code, payment of other Awards shall be paid within two and one-half months following the end of the calendar year in which vesting occurs or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

Section 4. STOCK SUBJECT TO PLAN; LIMITATIONS

(A) Subject to the adjustment provisions of Section 7 hereof, the maximum aggregate number of Common Shares which may be granted pursuant to the Plan is the sum of (i) the number of Shares available under the Plan immediately prior to shareholder approval of this Plan (as of December 31, 2015, there were 3,016,324 Common Shares were available, subject to the counting, adjustment and substitution provisions of the Plan) and (ii) 3,000,000 Shares, all of which may be issued as Incentive Stock Options. In the case of a cash-denominated Award to be settled in shares (such that the maximum number of shares issuable cannot be determined at the date of the grant), this limitation will apply to the Awards at grant by deeming the Award to cover the number of shares having a then Fair Market Value equal to the maximum cash amount earnable under the Award. The foregoing shall be subject to adjustment as provided in Section 7 hereof. All awards issued under the Plan, regardless of type, shall count as one share against the aggregate number of Common Shares issuable hereunder.

(B) Any Common Shares which are subject to any unexercised or undistributed portion of any terminated, expired or forfeited Award (or Awards settled in cash in lieu of Common Shares) shall become available for grant pursuant to new Awards. If the exercise price of an Award is paid by delivering to the Company Common Shares previously owned by the Participant or if Common Shares are delivered or withheld for purposes of satisfying a tax withholding obligation, the number of Common Shares covered by the Award equal to the number of Common Shares so delivered or withheld shall, however, be counted against the number of Common Shares granted and shall not again be available for Awards under the Plan. Stock appreciation rights to be settled in Common Shares shall be counted in full against the number of Common Shares available for award under the Plan regardless of the number of Common Shares issued upon settlement of the stock appreciation right.

(C) Subject to the adjustment provisions of Section 7 hereof, the maximum amount that may be paid under all performance awards under the Plan, including any form of Awards based on the Performance Criteria, to any one Participant during a calendar year shall in no event exceed 1,000,000 Common Shares, in the case of performance awards paid in Common Shares. In the case of multi year performance periods, the amount which is earned in any one calendar year is the amount paid for the performance period divided by the number of calendar years in the period. In applying this limit, the amount of cash and the number of Common Shares earned by a Participant shall be measured as of the close of the applicable calendar year which ends the performance period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years.

(D) Subject to the adjustment provisions of Section 7 hereof, the maximum aggregate number of Common Shares available for grants of stock options or stock appreciation rights to any one Participant under the Plan shall not exceed 1,000,000 Common Shares per calendar year. The limitations contained herein shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

(E) Subject to the adjustment provisions of Section 7 hereof, the maximum aggregate number of Common Shares available for grants of Awards to any one Non-employee Director Participant under the Plan shall not exceed 1,000,000 Common Shares per calendar year.

Section 5. PERFORMANCE-BASED COMPENSATION

(A) The Committee may, in its sole discretion, make Awards to Participants intended to comply with the “performance-based” compensation requirements of Section 162(m) of the Code. The granting or vesting of such Awards will be determined based on the attainment of objective written performance goals for a performance period specified by the Committee. The performance goal will state, in terms of an objective formula or standard, the method for computing the granting or vesting of the Award if the goal is attained. The performance goals must be established by the Committee in writing no later than 90 days after the commencement of the performance period or, if less, the number of days which is equal to 25% of the relevant performance period. Performance goals will be based on the attainment of one or more performance measures described below. To the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items. The Committee must certify in writing prior to the payment of performance-based compensation attributable to Awards of restricted stock, restricted stock units and/or performance shares or performance units that the performance goals applicable to such Awards, as well as any other material terms applicable to such Awards, were satisfied.

(B) The Committee shall establish Company performance goals for the granting or vesting of “performance-based” Awards, which may be a fixed target, comparison to a prior period, or a comparison to peer banks or other measure selected by the Committee, and which will be based solely upon one or more of the following performance measures: total stockholder return; return on stockholder equity; return on assets; ratio of non-performing assets to total assets; earnings per share; deposits; demand deposits, loans; commercial business loans; trade finance loans; non-interest income; expenses; and stock price (“Performance Criteria”). The Committee may elect to specify other performance criteria for Awards not intended to qualify as performance-based compensation under Section 162(m) of the Code. Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. For purposes of the Plan, each of the Performance Criteria shall be as set forth in the Company’s year-end financial statements and balance sheets or market reported prices, with such adjustments as are set forth below. For purposes of the Plan, each of the above criteria that are based upon income, earnings or profits of the Company shall be calculated before taking into account any bonus award paid or payable under this Plan unless otherwise determined by the Committee. In establishing performance criteria for any Plan Year, the Committee may elect to adjust the Performance Criteria to include or exclude changes in accounting principles but may not make other changes to the Performance Criteria except to the extent consistent with Section 162(m) of the Code.

Section 6. ADMINISTRATION OF PLAN

(A) This Plan shall be administered by a committee (the “Committee”) of the Board of Directors of the Company (the “Board”) consisting of two or more Non-employee Directors of the Company. In selecting directors for the Committee, it is intended that such directors shall qualify as “outside directors” within the meaning of Section 162(m) of the Code, “Non-Employee Directors” within the meaning of Rule 16b-3 and independent directors under the rules of any stock exchange on which the Common Shares may be listed and under any other applicable regulatory requirements, but no action of the Committee shall be void or voidable based on any failure of a member to so qualify. Any action of the Committee may be taken instead by the Board of Directors except to the extent required by Section 162(m) of the Code, and any grant of an Award to a Non-employee Director shall be subject to approval of the Board.

(B) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

(iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof;

(v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder; and

(vi) certify in writing prior to payment of compensation that the performance goals and any other material terms of an Award were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.

(C) Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members and also may delegate all or some of its responsibilities and powers to any person or persons it selects. The Committee may revoke any such allocation or delegation at any time.

(D) Notwithstanding the foregoing provisions of this Section 6, no power given the Committee herein shall be used after a Change of Control to affect detrimentally the rights of any Participant with respect to any Awards hereunder which are outstanding immediately prior to the Change of Control.

Section 7. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan and under each limit (including the per person limits) specified in the Plan.

In case of any adjustment or substitution as provided for in this Section 7, the aggregate option price for all Common Shares subject to each then outstanding stock option, stock appreciation right, performance award or other Award, prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such Common Shares shall have been adjusted or which shall have been substituted for such Common Shares. Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of the Common Shares shall be changed in value by reason of any spin off, split off or split up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Shares, (a) the Committee shall make any adjustments to any then outstanding stock option, stock appreciation right, performance award or other Award, which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any restricted stock held in escrow or for which any restricted stock held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the restricted stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

Section 8. CHANGE OF CONTROL

Notwithstanding any other provision of the Plan to the contrary, and unless the applicable Award agreement shall otherwise provide, in the event the employment or service of a Participant is terminated by the Company without “Cause”, as defined in this Section 8, within three years following the occurrence of a Change of Control of the Company:

(i) all stock options and freestanding stock appreciation rights which are then outstanding hereunder shall become fully vested and exercisable;

(ii) all restrictions with respect to shares of restricted stock and restricted stock units which are then outstanding hereunder shall lapse, and such shares and units shall be fully vested and nonforfeitable; and

(iii) the uncompleted performance periods for all performance awards which are then outstanding shall be deemed to be completed, and all performance criteria and other conditions relating to such performance awards shall automatically be deemed waived for the entire performance period, and the participant shall become entitled to receipt of the target number of shares of Common Shares subject to such awards.

For purposes of this Section 8, following a Change of Control, “Cause” means any termination of employment where it can be shown that the Participant has (i) willfully failed to perform his or her employment duties for the Company, (ii) willfully engaged in conduct that is materially injurious to the Company, monetarily or otherwise, or (iii) committed acts that constitute a felony under applicable federal or state law or constitute common law fraud.  For purposes of this definition, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

Section 9. AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time and in any manner, except for the provisions of the Plan which specify that certain actions or matters must be approved by the stockholders, and provided that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

Section 10. EFFECTIVE DATE OF PLAN AND DURATION OF THE PLAN

This Plan as amended shall be effective as of the latter of the date upon which it was approved by the Board of Directors of the Company subject to stockholder approval and the date on which it was approved by the holders of a majority of the voting securities of the Company (the “Effective Date”). The Committee shall have authority to grant Awards hereunder from the Effective Date until the tenth (10th) anniversary of the Effective Date, subject to the ability of the Board to terminate the Plan as provided in Section 9 hereof. Absent additional stockholder approval, no performance awards may be granted under the Plan subsequent to the time required for re-approval under the regulations issued pursuant to Section 162(m) of the Code.

Section 11. FOREIGN PLAN REQUIREMENTS

To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules and/or sub plans applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, and may grant Awards to such Participants in accordance with those rules. In the event that the payment amount is calculated in a foreign currency, the payment amount will be converted to U.S. dollars using the prevailing exchange rate published in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely on) on the relevant date.

Section 12. RIGHTS OF PARTICIPANTS

(a) Status as an eligible Participant shall not be construed as a commitment that any Award will be made under the Plan to such eligible Participant or to eligible Participants generally.

(b) Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any employee, consultant or other service provider or Participant any right to continue in the employ or service of the Company or any of its subsidiaries or constitute any contract or limit in any way the right of the Company or any subsidiary to change such person’s compensation or other benefits or to terminate the employment of such person with or without cause or limit the right of the Board or the Company’s stockholders to elect or remove directors.

Section 13. WITHHOLDING

To the extent required by applicable Federal, state, local or foreign law, the Participant or his or her successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Company shall not be required to issue any Common Shares or make any cash or other payment under the Plan until such obligations are satisfied.

The Company is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Common Shares, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive Common Shares or other property, to make cash payments in respect thereof in satisfaction of such tax obligations, and the ability to restrict withholding to statutory minimum amounts where necessary or applicable to avoid adverse accounting treatment.

Section 14. GOVERNING LAW

This Plan and any Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

EAST WEST BANCORP, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4.

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1. **Election of Directors.** The election of all directors to serve until the next annual meeting of shareholders and to serve until his or her successors are elected and qualified

Nominees:

	For	Withhold		For	Withhold		For	Withhold
01 - Molly Campbell	☐	☐	02 - Iris S. Chan	☐	☐	03 - Rudolph I. Estrada	☐	☐
04 - Paul H. Irving	☐	☐	05 - John M. Lee	☐	☐	06 - Herman Y. Li	☐	☐
07 - Jack C. Liu	☐	☐	08 - Dominic Ng	☐	☐	09 - Keith W. Renken	☐	☐
10 - Lester M. Sussman	☐	☐						

	For	Against	Abstain
2. **Advisory Vote to Approve Executive Compensation.** An advisory vote to approve executive compensation	☐	☐	☐
3. **Approval of Stock Incentive Plan.** To approve the East West Bancorp, Inc. 2016 Stock Incentive Plan, as amended, restated and renamed from the 1998 Stock Incentive Plan.	☐	☐	☐
4. **Ratification of Auditors.** Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2016	☐	☐	☐

5. **Other Business.** The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X +

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